SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                         of the Securities Act of 1934


         Date of Report (Date of earliest event reported) April 1, 2001
                       COMMISSION FILE NUMBER: 000-26051

                              BEAR AEROSPACE, INC.
                      (Name of Registrant in its charter)


                           TheInternetCorp.net, Inc.
                   (Former Name of Registrant in its charter)


Nevada                                 454390                     88-0424430
(State of  incorporation)    (Primary Standard Industrial     (I.R.S. Employee
Classification Code Number)        Identification No.)

            23401 Park Sorrento, Box 18, Calabasas, California   91302
                 (Address of principal executive offices)    (Zip Code)

Registrant's telephone number:  (818) 225-0077; Fax (818) 225-0009


References in this document to "us," "we," "TICN" or "the Company" refer to TheInternetCorp.net, Inc. and its subsidiary.

Safe Harbor Statement
This Form 8-K contains certain forward-looking statements. For this purpose any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as may, will, expect, believe, anticipate, estimate or continue or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include but are not limited to economic conditions generally and in the industries in which we may participate; competition within our chosen industry, including competition from much larger competitors; technological advances and failure by us to successfully develop business relationships.

Item 1. Changes in Control of Registrant.
We completed our acquisition of 100% of the issued and outstanding common shares of Bear Aerospace, Inc., a private North Dakota company, in exchange for 96,506,667 shares of us. We plan to merge Bear Aerospace into us in the future. At the present time, Bear Aerospace is operating as a wholly-owned subsidiary. The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of TICN and Bear Aerospace on April 1, 2001.

The unanimous approval of the shareholders of TICN and Bear Aerospace was obtained under applicable Nevada and North Dakota state corporate laws.

On April 6, 2001, TICN increased its authorized capital. The total number of shares which TICN is authorized to issue is Two Hundred Million (200,000,000) shares, all of which have a par value of $.001 per share. One Hundred Ninety Million (190,000,000) shares, with a par value of $.001 per share, are Common Stock and Ten Million (10,000,000) shares, with a par value of $.001 per share, are Preferred Stock.

On May 22, 2001, TheInternetCorp.net, Inc. changed its name to Bear Aerospace, Inc. (Nevada corporation). A copy of the Amendments to the Articles of Incorporation are attached hereto as exhibits.

Prior to the exchange, TICN had 13,160,000 shares of common stock, par value $.001, issued and outstanding and no shares of preferred stock outstanding. Immediately subsequent to the stock exchange, TICN had 109,666,667 shares of common stock outstanding. By virtue of the exchange, TICN acquired 100% of the issued and outstanding common stock of Bear Aerospace, which will be operated as a wholly owned subsidiary.

The former officers and directors of TICN have resigned subsequent to the Exchange Agreement and new officers and directors have been appointed. See "Management" below. The by-laws of TICN and Bear Aerospace will continue without change.

A copy of the Exchange Agreement is attached hereto as an exhibit. The foregoing description is modified by such reference.

(b) The following table sets forth certain information regarding beneficial ownership of the common stock of TICN as of April 1, 2001 by:

* each person or entity known to own beneficially more than 5% of the common stock;
* each of TICN's directors;
* each of TICN's named executive officers; and
* all executive officers and directors of TICN as a group.

NUMBER OF SHARES
BENEFICIAL OWNER             BENEFICIALLY OWNED          PERCENTAGE
----------------             ------------------          ----------
Karen Bohringer and
Goldenvale (2)                   6,250,000                 5.7 %
Investment
Holdings, Ltd.

Skip James Holm(1)(3)           69,967,334                 63.8%

David J. Fawcett (1)            18,095,000                 16.5%

James Traves Hollister           8,444,333                  7.7%
6 West Villard
Dickinson, ND 58601

All Executive Officers         102,756,667                 93.7%
and Directors & Affiliates
As a group (5 persons)


1. The address for each of these shareholders is c/o TheInternetCorp.net, Inc. Each person has sole voting and dispositive power with respect to all outstanding shares.

2. Karen Bohringer, along with other family members, is a beneficiary of the Goldenvale Investment Holdings, Ltd., Suite 1A,Hirzel Court, Hirzel Street, St. Peter Port, Guernsey GY1 2NN, Channel Islands.

3. Skip James Holm, individually owns 41.8%, and controls through a family trust for the benefit of his children, 22%, for a total of 63.8%.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
(a) The consideration exchanged pursuant to the Exchange Agreement was negotiated between TICN and Bear Aerospace.

In evaluating Bear Aerospace as a candidate for the proposed acquisition, TICN used criteria such as its existing technology and other businesses and other anticipated operations, and Bear Aerospace' business name and reputation. TICN and Bear Aerospace determined that the consideration for the exchange was reasonable.

(b) TICN intends to continue its historical businesses and proposed businesses as set forth more fully immediately below.


                                     BUSINESS

                       Company Organization and Operations.

History of TheInternetCorp.net, Inc.

TheInternetCorp.net, Inc. (the "Company") was organized under the laws of the State of Nevada on April 29, 1999, and has December 31 as its fiscal year end. Since inception, the primary activity of the Company had been directed to organizational efforts. The Company was formed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the OTC Electronic Bulletin Board. On June 26, 1999, the Company entered into an Agreement and Plan of Reorganization to acquire RiderNews.com, Inc. ("Rider"), a Florida corporation formerly known as Cycle-Parts.com, Inc. The Company completed the acquisition and RiderNews, which was operated as a wholly owned subsidiary. RiderNews was operated until December, 2001 when the subsidiary ceased its operations, distributed its assets and dissolved the Florida corporation.

On April 1, 2001, we completed our acquisition of 100% of the issued and outstanding common shares of Bear Aerospace, Inc., a private North Dakota company, in exchange for 96,506,667 shares of us. We plan to merge Bear

Aerospace into us in the future. At the present time, Bear Aerospace is operating as a wholly-owned subsidiary. The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of TICN and Bear Aerospace on April 1, 2001. The unanimous approval of the shareholders of TICN and Bear Aerospace was obtained under applicable Nevada and North Dakota state corporate laws.
History of Bear Aerospace, Inc. (North Dakota corporation)

Bear Aerospace, Inc. (formerly known as Bearcraft Aerosystems Corp.), a North Dakota corporation, was formed in 1998 to produce and market modified General Electric T-58 turbine engines. The engines are currently being used in the Twin Jet, manufactured by Maverick Air, Penrose, Colorado, and the Viper Jet, manufactured by Viper Aircraft Corp., Pasco, Washington. Bear Aerospace engineers designed both of these aircraft. The Twin Jet and Viper Jet are the only small class general aviation jets currently offered in the world. Bear Aerospace also offers a line of composite (fiberglass or carbon fiber) aircraft designed and developed in the United States. The first in this line of composite aircraft is the demonstrator Bear Trainer, a derivative of the Twin
Jet, which is currently flying.   Facilities are in place to build the
prototype, and the production tooling (tools required to build 80% of the Bear Trainer - molds, jigs, etc.) is complete.

In December, 2000, Bearcraft Aviation LLC, a North Dakota limited liability company, and Bear Aerospace, Inc. merged. The surviving corporation was Bear Aerospace.

Bearcraft Aviation LLC was established in 1997 to produce a line of metal aircraft designed in Russia, to US Federal Aviation Regulation 23 (FAR23) standards (US FAR 23 are the standards by which the Federal Aviation Administration (FAA) certifies aircraft that weigh less than 12,500 lbs.). Since its formation, Bearcraft Aviation has contracted with Yakovlev Aircraft Company, located in Moscow, Russia, on various aircraft projects. Yakovlev Aircraft Company, a private Russian company, was started by the engineers and management from the famous Yakovlev Design Bureau, renowned for their talented aerospace design engineers and technicians. These engineers have made their own investment in Yakovlev Aircraft Company with the intention of designing civil aircraft in lieu of the military aircraft they were required to design and build in the past.

The first aircraft to come from the joint effort between Bear and Yakovlev is the Bear 360. The Bear 360 is a high performance two seat all metal low wing monoplane reminiscent of classic WWII aircraft like the Bearcat, Hellcat, and Skyraider with unexcelled 220 knot cross country performance, exemplary acrobatic capability, and excellent formation handling characteristics.

The Bear 360 is currently in the US, at the Bear Aerospace facility on the
California City Airport, completing flight-testing.   The company will start
production in the third quarter of 2001, and deliveries will begin during the second quarter of 2002. Several additional aircraft designs have been completed and will be launched at a later date. These aircraft include the Turbo Bear (a turbine powered version of the Bear 360) and the Badger (a turbine powered high wing cargo aircraft for use by customers such as Federal Express and United Parcel Service).

In mid-2000, Bear Aerospace entered into a joint venture with PZL (Panstwowe Zaklady Lotnicze "Warszawa-Okecie" S.A.) in Warsaw, Poland, to build the Bear Jet. The Bear Jet is a six-place single engine business jet. PZL is a major international aerospace firm that has been in existence since 1928. During the communist era, they built Mikoyan Mig 15-17-21 fighters and many other military type aircraft. Today, they build numerous aircraft, both large and small. These aircraft range from commuter airline type aircraft to agriculture purpose aircraft. The joint venture affords Bear Aerospace access to several million square feet of manufacturing facilities that would be otherwise financially unobtainable. Moreover, with the association, Bear Aerospace has numerous test facilities, specialized engineering staffs, and international marketing capability at its disposal.

Also during the year 2000, Bear Aerospace developed a relationship with the State of North Dakota to establish manufacturing facilities in Bowman, North Dakota. The state, through the Wells Fargo Bank, is in the process of providing the financing to open the manufacturing facility and commence the development and production of the Bear Trainer. The Bear Trainer is a twin engine jet, a derivative of the Maverick Twin Jet, which is designed to train future jet pilots.

                              INDUSTRY BACKGROUND
                                    GENERAL

The general aviation industry comprises essentially all nonmilitary aviation activity other than scheduled and charter commercial airlines licensed by the FAA and the Department of Transportation. General aviation aircraft are frequently classified by their type and number of engines and include aircraft with fewer than 20 seats. There are three different types of engines: piston, propjet and turbofan (jet). Piston aircraft use an internal combustion engine to drive a propeller and there may be one or two engines and propellers. Propjet aircraft combine a jet turbine powerplant with a propeller geared to the main shaft of the turbine and there may be one or two engines and propellers. Turbofan aircraft use jet propulsion to power the aircraft. Although there are usually two engines on general aviation turbofan aircraft, there may also be one or three.

Purchasers of general aviation aircraft include (i) corporations, (ii) governments, (iii) the military, (iv) the general public and (v) fractional interest entities. A corporation may purchase a general aviation aircraft for transporting its employees and property. Many companies use an aircraft in their line of business, including on-demand air taxi services, air ambulance services and freight and delivery services. Governments and military organizations may purchase an aircraft for the transportation of personnel, freight and equipment. Members of the general public may purchase an aircraft for personal and/or business transportation and pleasure use. Fractional interest entities purchase one or more aircraft and then sell interests in each aircraft to several persons or entities. Each entity pays for its share of maintenance and operating costs and its access to and use of the aircraft. Increased corporate earnings may encourage corporations to acquire an aircraft. An aircraft must qualify under FAA regulations in order to be used for certain purposes, and the ability of an aircraft to qualify will have a material affect on the potential market for such aircraft.

Currently, there are fewer than ten major manufacturers of general aviation aircraft based in the United States. Piston aircraft make up the numerical majority of aircraft delivered by these manufacturers, whereas propjets and jet aircraft account for the majority of billings. Sales of general aviation aircraft are at a record-breaking pace, as of late last year. Citing FAA statistics for the first nine months of 2000, Airline Financial News reported, in April 2001, that sales reached $6.3 billion, a 10-percent increase over the same period in 1999. General aviation manufacturers' shipments were up 16 percent, to 2,000 units. Shipments of piston-powered aircraft more than tripled between 1994 and 1999 (from 499 to 1,747) and were up 14 percent (1,336 units) during the first nine months of 2000. Jet sales were also up for the eighth straight year, and turboprop production, which had been on the decline, rose by more than a third. The number of active pilots also grew for the third consecutive year, totaling about 645,000, while instrument-rated pilots increased by about 6,000 to 315,000.

General aviation is divided into two separate areas, certified and experimental. Essentially, the only difference between the certified and non-certified (experimental) is that the certified can be used for hire (i.e. giving passenger rides for pay, carrying cargo for pay, etc.). However, very recently, the FAA has now approved non-certified (experimental) aircraft for pilot training. Moreover, within the next 6 months, new regulations will be released by the FAA allowing a new class of experimental aircraft to be used for hire and be sold pre-assembled after passing a self-certification program. Historically, most experimental aircraft are sold as complete or partial kits.

There are less than ten major general aviation manufacturers in the certified class. They are as follows:

A. Cessna - builds a line of certified aircraft ranging from single engine high-wing fixed gear to large corporate jets. The approximate sales price range is from $200,000 to $12,000,000.

B. Raytheon (old Beechcraft) - builds a line of certified aircraft ranging from single engine low-wing retract gear to medium size corporate aircraft. The approximate sales range is from $600,000 to $4,500,000.

C. New Piper Corporation - builds a line of certified aircraft ranging from single engine low-wing fixed gear to single engine turboprop 6 place corporate aircraft. The approximate sales range is from $300,000 to $1,200,000.

D. Cirrus Corporation - builds the certified SR-20 low wing all composite 4 place fixed gear aircraft. The sales price is approximately $225,000.

E. Lancair Company. - builds the certified Columbia low wing all composite 4 place fixed gear aircraft. In addition, they produce the Lancair 4, 4P, and 360 kit. The Columbia sells for approximately $265,000, and the kits range from approximately $50,000 to $110,000.

F. Bombardier Aerospace - builds all Lear Jets and Challenger line business jets. The sales price range from approximately $5,000,000 to $35,000,000 plus.
G. Gulfstream Aerospace - builds the Gulfstream 4 and 5 large business jets. The sales price range is approximately $25,000,000 to $45,000,000.

There are approximately 400 experimental aircraft manufacturers, however most of them are "cottage" type operations. They produce products from powered parachutes to jet aircraft. The three major manufacturers in this sector are:

A. Lancair Company - see above

B. Zenith Aircraft Company - builds a line of all-metal low-wing fixed gear kit aircraft. The sales price range is from approximately $30,000 to $50,000.
C. Van's Aircraft Company - builds a line of 2 and 4 place single engine all metal low wing kit aircraft. The sales price range is from $18,000 to $30,000

Some of the smaller companies that produce competitive products are as follows:

A. Maverick Twin Jet - They produce a 4 place twin engine jet. The kit sells for approximately $220,000 less engines.

B. Viper Jet - They produce a 2 place tandem single engine jet. The kit sells for approximately $80,000 less engine.

C. Legend Aircraft - They produce a 2 place tandem single engine turboprop. The kit sells for approximately $80,000 less engine.

                            Bear Aerospace's Business

The current Bear Aerospace product line includes two flagship aircraft, the Bear Jet and Bear 360, as well as three other aircraft. These are the Bear Trainer, Sea Jet and Bear Civic Series - The Bear Trainer and the SeaJet have jet powerplants and the Bear Civic has a reciprocating powerplant.
The Aircraft are as follows:

* The Bear Jet is a 6-seat single-engine general aviation jet aircraft designed for the utility class with a range of approximately 1200 nautical miles and cruise speeds in excess of 400 miles per hour. In essence, the Bear Jet is designed to become the 21st century Beechcraft Bonanza ... but with twice the performance.

* The Bear 360 is a high performance two seat all metal low wing monoplane reminiscent of classic WWII aircraft like the Bearcat, Hellcat, and Skyraider. It has 220 knot cross country performance, exemplary acrobatic capability, and excellent formation handling characteristics. These characteristics were included in the Bear Aerospace design by an internationally renowned design team, Yakovlev Aircraft, and verified in approximately 1000 hours of wind tunnel test time using a 1/3 scale model. The prototype Bear 360 is currently being tested at the Bear AerospaceTest Facility at California City Airport, California.

* The Bear Trainer is simply another modification of the Maverick TwinJet design. Very little modification of that design was required to produce an economical airline, air cargo trainer configured with an airline style cockpit
- two seats with a jump seat positioned for the instructor. The BearTrainer was envisioned to supply a rapidly growing market in the air transport industry for low cost trainer aircraft. Currently, Cessna Citations, Lear 35s, and

Beechcraft KingAirs service this market for the most part. However, all are relatively expensive to operate, plus must also be removed from revenue-generating tasks.
* The Sea Jet is a licensed modification of the Bear Aerospace newly designed, already flying, flight test completed, in production, Colorado based Maverick Twin Jet aircraft. This licensed modification, the amphibious Sea Jet, uses approximately 80% of the existing TwinJet airframe components. In the simplest of terms, Bear Aerospace will take an existing flying jet airframe and modify it into an amphibious jet vehicle; the first jet amphibious General Aviation aircraft ever built.
* The Bear Civic is an aircraft designed to comply with the soon to be released Light Sport Aircraft FAA regulations. The new regulations will require the aircraft to be less than 1,232 pounds in gross weight, to have a stall of 39 knots or less, and have a maximum speed of 115 knots. Additionally, the aircraft was designed to be assembled in an "automotive" assembly line environment. This method of assembly will significantly reducing its manufactured cost.

                        Bear Aerospace Certified Aircraft

As previously described, the Bear Jet is an all-composite, six place single-engine general aviation jet aircraft. It is designed to be a utility class aircraft with an approximate 1400 nautical mile range. Essentially, the Bear Jet is intended to be the twenty-first century Beechcraft Bonanza with over 100% more performance. The Bear Jet is designed to meet US FAR-23 requirements allowing certification either under the European Joint Aviation Regulations (JAR) process or the US FAR processes.

The Bear Jet flight controls are totally mechanical, except for the flaps. Reliable push rods and torque tubes provide precise handling and low maintenance. The flaps and landing gear are electro-hydraulically operated.

The Bear Jet is powered by a Williams FJ-44 turbofan engine. The thrust availability is approximately 1900 pounds. This allows a 400 plus knot cruise speed with a range of approximately 1400 nautical miles.
The aircraft will be manufactured in Poland under a newly formed joint venture between Bear Aerospace, PZL, and the Poland Aeronautical Institute. By forming the joint venture, Bear is afforded the infrastructure to build the prototype, certify, and ultimately produce the aircraft without the attendant costs associated with new program ramp-up.

PZL and the Aeronautical Institute have a long history of certifying aircraft, therefore the management systems and test facilities requisite to perform such tasks are already in place. Moreover, PZL owns or controls several million square feet of manufacturing facilities that will be at the disposal of the joint venture.

Currently, there are no competing products for the Bear Jet worldwide. There are several products in-development that are near in category to the Bear Jet.

They are as follows:

* Eclipse 500 - Twin engine (Williams FJX) five-place jet
* Safire - Twin engine (Agilis 800) six-place jet
* Century CA-100 - Twin engine (Williams FJ-33) six-place jet
* Aerostar FJ-100 - Twin engine (Williams FJ-33) six-place jet
* Vantage - Single engine (Pratt-Whitney JT-15) six-place jet

If these aircraft programs progress to certification, they will enter the market place around the year 2004, about the same time as the Bear Jet. However, all have less performance than the Bear Jet.

Bear Aerospace Non-Certified (Experimental) Aircraft
The balance of Bear Aerospace's product line is in the experimental category. This category restricts the use of the aircraft in areas where it would be used for hire except where exemptions have been authorized by the FAA. These exemptions will be described for each aircraft where they apply.

Bear 360
The Bear 360 is a high performance, two seat, all metal, low wing monoplane; fully engineered to meet FAR Part 23 requirements. Additionally, the aircraft was wind tunnel tested, load tested to destruction, and is completing flight testing at the Bear Aerospace facility in California City, California.

An internationally renowned design team (Yakovlev Aircraft - Russia), designed the Bear 360 to a unique set of standards. These standards encompassed requirements for excellent takeoff, landing, and in-flight handling characteristics, coupled with outstanding acrobatic and formation handling capabilities (air show and racing operations). Additionally, the requirements also specified having 220 knot cross country capability, and yet have low ownership and low maintenance costs. The task was accomplished and verified in over 1000 hours of wind tunnel testing.

The aircraft is currently featured in numerous international aviation publications. The initial production start-up is anticipated in the third quarter of 2001. The aircraft will either be built in the Orenburg factory, Russia or under the Bear-PZL joint venture in Poland. The selection will be contingent on the success of current negotiations in Poland by Bear for a 100,000 square feet manufacturing facility that would compliment the current facilities of PZL. Thus, allowing additional manufacturing efforts to take place in Poland.

Even though the Bear 360 will be offered in the fully assembled format, the aircraft will be sold in the experimental category. The Bear 360 was designed for the "sport" type aircraft category and any use on a "for-hire" basis are not anticipated. Therefore, the high cost of certification is not warranted. Currently, there are only two competitors in the experimental market place to the Bear 360. They are as follows:

A. Viper Jet - They produce a 2 place tandem single engine jet. The kit sells for approximately $80,000, without an engine.

B. Legend Aircraft - They produce a 2 place tandem single engine turboprop. The kit sells for approximately $80,000, without an engine.

Fully assembled and ready to fly, the above aircraft cost approximately $250,000 each. The Bear 360 is being sold for between $125,000 to $175,000, depending on the options that may be selected.

Bear Trainer and Sea Jet

The Bear Trainer and Sea Jet are described together because both are derivatives of the Maverick Twin Jet. The Maverick Twin Jet was designed and tested by the Bear Aerospace engineering staff. Bear Aerospace acquired licensing rights from Maverick to produce both aircraft using approximately 80% of the existing components. This eliminated the large up-front development costs of a new aircraft.

From the inception of the TwinJet design, allocations were made in this design for an easy conversion to an amphibian or trainer aircraft. The engineering staff envisioned the potential that existed in the TwinJet to become a trainer or amphibian, the Bear Trainer or SeaJet, respectively. Thus, great care was taken to incorporate as many contingencies as possible in the original TwinJet design to allow an easy transition to either configuration. A case in point is the establishment of the mold break-lines (where airframe skins meet).
The mold break-lines were established in such a way as to facilitate the easy replacement of the original skin with a new skin. An example of this is the lower half of the fuselage for the Sea Jet. To convert the fuselage to an amphibian, the lower fuselage panels are replaced with a new hull. The same holds true for the Bear Trainer. The Twin Jet cabin top is replaced with the Bear Trainer cabin top at the existing break lines.

Both aircraft are powered with converted General Electric T-58 turbojets. The conversions for these engines was designed by the Bear Aerospace engineering staff, and have been proven very successful by the current experience on the Twin Jet. To date, the engines have not had any major failures.

The Bear Trainer was specifically designed for training purposes. Although the aircraft is in the experimental category, the Bear Trainer can be used for hire as a trainer. The FAA created this new exemption to facilitate transition training to new types of aircraft. To that end, Bear Aerospace's target market is for jet pilot training, and more specifically, airline pilot training.

In 1990, Douglas Aircraft Corp., for the National Defense Transportation Association, conducted a study concluding that by the year 2000 military and civilian training will produce 41,000 pilots with the necessary skill levels required for ATP ratings. The study also found a need for 53,000 pilots in the same time period, resulting in a shortage of 12,000 pilots. Internationally, the situation is worse. For the same time period, 39,000 pilots were produced to fulfill a demand for 57,000, a shortage of 18,000.

The shortages are the result of several factors. The once plentiful supply of military pilots from the Korean War and Vietnam War era is now on the wane. Many of these pilots are now reaching the mandatory retirement age of 60.

With the end of the Cold War era, the military is no longer producing pilots in the large volumes heretofore. Additionally, the U.S. Air Force requires a much longer commitment from its pilots, plus requires an additional time commitment if the upgrade is to a newer weapon system, as compared to a straight 5 year commitment in the recent past. Coupled with the exorbitant costs of privately obtaining an Airline ATP license and sufficient hours to merit being hired by the airlines, the aging process and changes in policy by the U.S. Armed Forces have created a shortage in the pool of qualified pilots. The continued expansion of existing airlines and the appearance of many fledgling carriers further exasperate the condition.

Given the above, a new trend is beginning to appear as a vehicle in which to replace retiring pilots and service the demand for additional. The trend is the advent of "Ab-Initio Training". Essentially, the airlines are now training pilots from "scratch" to operate their transports. They are training people who have had little or no previous flight experience. This type of training is more prevalent for carriers abroad than it is in the U.S.; however, the U.S. carriers are now taking more serious consideration to instituting the same.

Some of the more predominate foreign carriers using the ab-initio training method are as follows:

* Japan Airlines
* Lufthansa German Airlines
* Swissair
* British Airways
* Air France
* Singapore Airlines
* China Airlines
* Gulf Air

In addition to the above, a number of U.S. carriers are also using ab-initio trained pilots.

Bear Aerospace has already received ten orders for the Bear Trainer.
There are no current competitors within the same category as the Bear Trainer. However, if the programs previously described in the Bear Jet section materialize, these resulting aircraft would be able to fulfill the above-described trainer plane.

The Sea Jet is very unique in that it will be the first and only general aviation jet powered amphibian. Heretofore, the amphibious role has been relegated to prop type aircraft. However, given the uniqueness in concept and design of the Twin Jet, and thus the ensuing Sea Jet, the jet amphibious role can be fulfilled.

The market for amphibious aircraft is fairly well defined. Several companies, both domestic and foreign, such as Lake Aircraft, produce amphibious prop aircraft. Additionally, many land-based aircraft have been retrofitted with floats. Unfortunately, common among all of the designs, for both amphibious and float aircraft, is high drag and low flight speed performance. Not until recently has any company been able to overcome this inherent shortcoming, and like most advances in aviation on new state-of-the-art vehicles, the military normally uses the technology first, as in the case of the Russian Be-200, which is restricted to military use. Moreover, the Be-200 is far too large to be used by the general aviation community, costing thousands of dollars to operate per hour.

The Pacific Rim market has been investigated and found to be very lucrative for a high performance jet amphibian. The SeaJet will prove to be very valuable for transportation between the thousands of islands on the eastern rim. A prime example is the Solomon Islands. Currently, the Solomon Island government is researching the possibility of developing amphibious vehicles to facilitate the development of all out-reaching islands. The SeaJet will be ready for market in less than a year. With the rapid development timeline, given that it's proof-of-concept, the Twin Jet, is already in flight, the SeaJet will have great appeal to the developing islands as an initial transportation solution. Numerous resort areas would be viable candidates for the acquisition of SeaJets. The Hawaiian Islands use amphibious aircraft for tourist transportation between the islands, as do the Virgin and Bahamian Islands. Inland, many areas in the Northern United States as well as Alaska and Canada rely heavily on amphibious aircraft for transportation.

Australia is in need of approximately 50 amphibious aircraft for coastal patrol due to illegal immigration. Additionally, South Vietnam is a prime area for the SeaJet to monitor fishing activity. Currently, illegal-fishing activity has become so prolific that aerial patrol has been mandated. There is not an amphibian in the world that has the high speed and low cost of operations capability that the SeaJet possesses, making it an ideal aircraft to fulfill these requirements.
As stated earlier, there is no existing aircraft in the SeaJet class. To the best of Bear Aerospace knowledge,there are no aircraft being developed by an existing company in the foreseeable future to compete with the SeaJet.
Bear Aerospace received expressions of interest through the PZL joint venture for the SeaJet. The interest is in military applications. However, the discussions are only preliminary and do not constitute a pending sale.

Bear Civic
The Bear Civic aircraft is very unique and somewhat revolutionary in design. From the exterior, it looks somewhat conventional. But the conventional aspect ends there. The aircraft is designed around a single beam primary structure that supports the wing, horizontal, engine and pilot. The main load carrying structure is a tubular beam that runs the length of the aircraft, much like an ultra-light aircraft design, or for that matter, the main keel beam design on the new Lockheed-Martin F-22 fighter.

From the inception of the Civic design program, Bear Aerospace engineers designed with five basic premises in mind. These five basis concepts were: simplicity in structure, minimum parts count (thus minimum effort in construction), extremely low cost, versatile structure (so different models can be created from the same primary frames), and excellent flight handling characteristics.

The primary structure is very simple. Drawn from design and construction techniques used extensively in automotive assemble, Bear Aerospace engineers applied the same techniques to the Civic design. Instead of carrying all the loads through the exterior skins as has been the practice of past within the general aviation industry, a primary load carrying beam, running longitudinally the length of the fuselage, acts as the primary structure. In doing so, the aircraft can be assembled very rapidly on an assembly line environment much like that used for the automotive industry. Thus, reducing cost of manufacturing and, ultimately, final sales price.

The Bear Civic is being marketed in the experimental category, but under a soon to be released, new set of sub-regulations by the FAA. A brief history and overview of the proposed regulation follows.

Proposed New Light Sport Pilot and Aircraft Regulations History

Since 1982, business entrepreneurs have created a wide variety of ultralight vehicles under FAR part 103 that have low forward inertia and are relatively simple to operate. Recognition of the need for training led to development of two-place ultralight training vehicles, qualification of flight instructors and FAA exemptions to allow these two-place training vehicles to be operated under FAR part 103.

A desire for increased safety, coupled with public misconception of the actual scope of FAR part 103 has led to 'fat' and two-place ultralights that are usually over the 254 pound weight limit, and are outside the scope of FAR part
103. This weight increase has usually been due to safety equipment such as brakes, instruments, larger wheels or a larger, more reliable engine being installed after purchase by the owner whose goal is to enhance safety.

The FAA and the ultralight community recognize that FAR part 103 has advantages and disadvantages. Ultralight vehicles that are operated within the strict limitations (weight, fuel, operating limitations) provide a satisfactory safe level of flying, and the FAA intends to keep the current privileges and limitations under FAR part 103 intact.

The FAA new Sport Pilot Certificate

1) Is intended for persons who wish to fly aircraft of simple design for sport flying,
2) Allows a sport pilot to operate and carry a passenger in an unpowered or single-engine, two-place aircraft with a maximum takeoff weight of 1,232 pounds and a stall speed of 39 knots (44 miles per hour) or less with a maximum speed of 115 knots,
3) Requires a sport pilot to hold either a valid U.S. driver's license or third class medical,
4) Establishes a special airworthiness certification category under FAR Part 21 that would allow new "light" aircraft to be sold as ready-to-fly aircraft by manufacturers.
a) These aircraft can have permanent flight instruction and rental use privileges.
b) These aircraft do not have to meet the 51 percent rule that requires owners to build 51 percent or more of their aircraft to qualify for amateur home-built under the current experimental regulations.

Sport Pilot Limitations

5) Not allowed to fly within Classes A, B, C or D airspace unless that sport pilot has prior authorization from the Air Traffic Control (ATC) facility having jurisdiction over that airspace,
6) Limited to a two-seat aircraft with not more than 1,200 pound maximum certificated take off weight and not more than 39 knots maximum stall speed,
7) Not allowed to fly passengers or property for compensation or hire or to fly outside the United States,
8) Prohibited from flying between sunset and sunrise except twilight periods 30 minutes after official sunset and 30 minutes before official sunrise,
9) That a self-evaluated medical would depend on character traits and truthfulness.

Since the Bear Civic falls in a new, yet to be announced classification, there are no known competitors in the market place. However, once the new regulations become official, Bear Aerospace anticipates significant activity on the part of current experimental aircraft manufacturers to create new aircraft to fulfill this role.

Bear Aerospace Strategy

Bear Aerospace's objective is to become a worldwide market leader in the sale and manufacture of small business and training aircraft. To achieve this objective, the Company intends to focus on the performance, efficiency, safety, and product value of its proposed aircraft. The Company's strategy is to capitalize on a perceived current lack in the marketplace of low-priced, high-performance aircraft, both for general and mission specific use. The Company believes that its ability to offer an aircraft, which out performs competitive aircraft at a reduced cost, will enable the Company to penetrate the business, private and government aircraft markets. Additionally, the Company intends to expend substantial resources on a worldwide sale and marketing program to position itself with potential customers.

Bear Aerospace believes that aircraft sales are heavily dependent on the quality, safety, and cost of their products. Accordingly, the Company intends to maintain high quality and safety standards, coupled with low cost, in all aspects of the design and manufacture of its proposed aircraft. For example, the Company believes that certain design features will allow future airline pilots to safely train in a turbine aircraft without the inherent high risk issues attendant with certain used Learjets, etc. Moreover, this task will be accomplished with a cost of one third to a quarter currently incurred in the marketplace.

Bear Aerospace believes that it will be able to offer aircraft at a comparatively low price by containing the costs of obtaining FAA certification and amendments to such certification, where applicable, as well as the costs of manufacturing, as well as, using derivative designs from existing aircraft. Thus, eliminating the high development costs attendant with new designs. The Company believes that it will be able to obtain its Type Certificate for the Bear Jet at a significantly lower cost than its competitors with regard to comparable aircraft due in part to the Company's unique overseas relationships, resulting in the Company's ability to contain administrative costs and the overhead expenses allocable to the development process.

Bear Aerospace believes that it will be able to control manufacturing costs by producing in-house (overseas-Poland) most of the tooling, jigs, dies and molds required for the manufacture of its aircraft. Also, because the Company will produce the airframe and most of the associated components of its aircraft in Poland, the costs will be one-third to one-quarter that expected domestically.

                              ADMINISTRATIVE OFFICES

TICN and Bear Aerospace have administrative offices located at 23401 Park Sorrento, Box 18, Calabasas, California 91302.

                              TRADEMARKS AND PATENTS

The Company relies on a combination of trade secret, copyright and trademark law, nondisclosure agreements and technical security measures to protect its products. Notwithstanding these safeguards, it is possible for competitors of the company to obtain its trade secrets and to imitate its products. Furthermore, others may independently develop products similar or superior to those developed or planned by the Company.

                                    LITIGATION

TICN is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the company has been threatened. Bear Aerospace is a party in a pending legal proceeding. In September and October of 1999, Bearcraft AeroSystems Corporation, now know as Bear Aerospace, Inc., conducted aerial validation tests for Platforms Wireless International Corp. (PLFM), relating to their new high altitude cellular relay system. When Platforms failed to pay the stock it promised under the contract, Bearcraft filed a complaint in Los Angeles Superior Court, California for breach of contract, fraud, etc. in April, 2001.

MANAGEMENT
Directors and Executive Officers.
The following table sets forth the names and ages of the current directors and executive officers of TICN who will remain so with the combined entity, their principal offices and positions and the date each such person became a director or executive officer. Our executive officers are elected annually by the Board of Directors. Our directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer. Our directors and executive officers are as follows:

Name                           Age                     Positions
----------------                --             -----------------------------
Skip James Holm                57          President and Chairman of
                                           the Board of  Directors

David J. Fawcett               48          Secretary/Treasurer/Director

Paul C. Spitzer                52          Director

Mark M. Bettosini              37          Vice-President, Engineering
____

Skip James Holm
---------------
Skip James Holm, age 57, is a Director and President of the Company and Bear Aerospace, Inc. From 1996 to 2000, he was president of both Bearcraft Aviation LLC and Bear Aerospace, Inc.. From Oct. of 1966 to Aug. 1978, he served in the United States Air Force. He left the Air Force as a Major and entered the reserves. Mr. Holm retired from the Reserves in Dec. 1990 as a Lt. Colonel. Mr. Holm had a very distinguished career as a fighter combat/test pilot while in service. He currently holds the US record with over 1000 actual combat hours, and has received no less than 42 medals, decorations, and awards. These included three Distinguished Flying Crosses and 25 Air Combat Medals. From 1978 to 1994, Mr. Holm served as an engineering test pilot for Lockheed Aircraft, "Skunk Works" division. During his employment with Lockheed, he was a engineering test pilot team member for cockpit and system design reviews, aircraft design reviews, flight test, production test, production acceptance, and flight test reporting on F-22, F-117, U-2R, TR-1 programs and numerous other classified fighter aircraft projects. From 1999 to 2000, Mr. Holm served on the Board of Directors for Platforms International Corporation, a publicly traded company. During his involvement with Platforms, he acted as a contract Director of Flight Operations for the company and its affiliates. In September, 2000, Mr. Holm won the prestigious Unlimited Reno Air Races, which he also won in 1981 and 1984. Mr. Holm has a BS in aeronautical engineering from North Dakota State in 1966 and a MS in aeronautical engineering/system management from University of Southern California in 1976.

David J. Fawcett
----------------
David J. Fawcett, age 48, is a Director and Executive Vice-President, Secretary, Treasurer of the Company and Bear Aerospace, Inc.. From 1998 to 2001, he was vice-president of Bear Aerospace, Inc.. Bear designs small general aviation jet aircraft and Mr. Fawcett has general oversight on program development and day-to-day operations. From 1995 to 2001, he was a partner in AirBoss Aerospace, a partnership with offices in Reno, Nevada and Colorado Springs, Colorado. At AirBoss, Mr. Fawcett worked on 10 aircraft design programs as an airframe configurator and on 17 other programs as a financial advisory, system designer, or flight-test consultant. From 1979 to 1981, Mr. Fawcett owned an oil and gas drilling and exploration company, Riverside Drilling Corp./Cambrian Resources Corporation. The company was sold in 1981. In 1981 to 1982, Mr. Fawcett managed, as program manager, a multimillion-dollar construction program in Lagos, Nigeria for a newspaper facility owned by IBRU Corporation. From 1975 to 1981, Mr. Fawcett founded a construction company specializing in industrial/steel construction. During that time period, Mr. Fawcett invented, and put into production, an on-site manufacturing process for metal building panels, which is still being used today. In 1982, he sold the construction and manufacturing company. From 1982 to 1988, Mr. Fawcett became affiliated with Columbus Testing Inc., a research and test facility in Columbus, Ohio, as an independent consultant. He became a professional witness in Washington D.C. on a structural building failure. During this period, he was a consultant to the US Naval Department and NRL (Naval Research Lab) concerning a major steam-pipe installation failure on the NRL facilities.

In 1989, Mr. Fawcett became affiliated, as a private contractor, with the law firm of Pariser and Pariser, located in Columbus, Ohio that specializes in investment/collection law. Within the law firm, Mr. Fawcett founded an investment organization, Professional Assets Services, Inc., specializing in the financing of industrial product development and aviation projects. Through his involvement in these investment efforts he became involved with Bede Aircraft Corporation as a finance advisor. While at Bede, Mr. Fawcett met Mr. Mark Bettosini, and, together, formed AirBoss Aerospace. Mr. Fawcett received a Bachelor of Science degree in Bio-chemistry/physics from Ohio State University.

Mark M. Bettosini
-----------------
Mark M. Bettosini, age 37, is Vice-President of Engineering for Bear Aerospace, Inc.. From 1995 to 2000, he was a partner and founder in AirBoss Aerospace Corporation. During his tenure with AirBoss Aerospace, he worked as a design engineer for small general aviation jet aircraft. In 1991, Mr. Bettosini joined the US Marine Corp and served as a helicopter crew chief, mechanic, and inspector. During his service history, he received a Commanding General's Letter of Commendation for outstanding efforts in effectuating an emergency overseas helicopter deployment. In 1992, Mr. Bettosini was employed by Aircraft Designs, Inc. as an aeronautical engineer where he had oversight in the development of two high performance aircraft. In 1994, he was employed by Bede Aircraft Corporation as chief engineer to identify and resolve engineering problems inherent in a new aircraft design. In 1995, Mr. Bettosini established AirBoss Aerospace where he performed design services. Mr. Bettosini has expertise, recognized by the experimental aviation community, in structural design (FEA, etc.), stability and control, flight control systems, and flutter analysis. He has authored two aerospace engineering books; Modern Propeller and Duct Design, and Subsonic Aircraft Stability. The books were published by Aircraft Designs, Inc., Mr. Bettosini's ex-employer. Mr. Bettosini received a BS in aerospace engineering from San Jose State in 1992.

Paul C. Spitzer
---------------
Paul C. Spitzer, age 52, is a Director of the Company. Since June 2000, Mr. Spitzer has been the branch office manager for First Union Securities located in La Jolla, California. As branch manager, he manages over $100,000,000 for more than 100 clients. From 1973 to 1985, Mr. Spitzer owned and operated a general construction firm in Sun Valley, Idaho. After relocating to San Diego, CA, he accepted a position in the securities industry with Stuart and James in March, 1988. In January 1990, Mr. Spitzer accepted a securities position at A.G. Edwards & Sons. At A.G. Edwards, he found and completed two corporate finance deals for Cobra Golf totaling over $60 million. These included both an Initial Public Offering and a follow-on (secondary) offering. Mr. Spitzer distinguished himself during this same time period by receiving both Presidents & Chairman's Council appointments. Beginning in 1968, Mr. Spitzer attended Idaho State University for 4 years.

The directors named above will serve until the next annual meeting of the Company's shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the Board of directors, absent any employment agreement.

                             EXECUTIVE COMPENSATION

There were no stock awards, restricted stock awards, stock options, stock appreciation on rights, long-term incentive plan compensation or similar rights granted to any Named Executive Officer during any of the Company's last fiscal year. None of the Named Executive Officers presently holds directly any stock options or stock purchase rights. The Company has no retirement, pension, profit sharing or other plan covering its Officers and Directors.

                               CERTAIN TRANSACTIONS

Acquisition of Controlling Interest
In April 1, 2001, the Company entered into an Exchange Agreement and Plan of Reorganization which was completed and resulted in 96,506,667 shares being issued to the shareholders of Bear Aerospace, Inc.

Future Transactions
Any future transactions, including loans, between the Company and any of its officers, directors, affiliates and principal shareholders will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties. Any such transactions will be subject to approval of a majority of the Board of Directors.

Recent Stock Issuances
In April 1, 2001, the Company entered into an Exchange Agreement and Plan of Reorganization which was completed and resulted in 96,506,667 shares being issued to the shareholders of Bear Aerospace, Inc.

RESOLVING CONFLICTS OF INTEREST.
The Board of Directors has determined that its Directors are to disclose all conflicts of interest and all corporate opportunities to the entire Board of Directors. Any transaction involving a conflict of interest engaged in by the Company shall be on terms no less favorable than could be obtained from an unrelated third party. A director will only be allowed to pursue a corporate opportunity in the event it is first disclosed to the Board of Directors and the Board determines that the Company shall not pursue the corporate opportunity.

                            DESCRIPTION OF SECURITIES
General
The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares, all of which have a par value of $.001 per share. One Hundred Ninety Million (190,000,000) shares, with a par value of $.001 per share, are Common Stock and Ten Million (10,000,000) shares, with a par value of $.001 per share, are Preferred Stock.

Description of Common Stock
The Company is authorized for the issuance of 190,000,000 shares of a voting Common Stock, par value $0.001 per share, of which 109,666,667 shares are issued and outstanding as of May 31, 2001. Each issued and outstanding share entitles its holder to one vote. The shares of the Company's Common Stock have no preemptive or other subscription rights, have no conversion rights. In the event of liquidation, holders of the Company's Common Stock will share on a pro rata basis all assets legally available for distribution to shareholders, subject to the liquidation preference of any outstanding shares of the Company's Preferred Stock. There are no preferred shares issued as of March 31, 2001.

Holders of the Company's Common Stock have one vote for each share outstanding. The presence, in person or by proxy, of a majority of the outstanding shares constitutes a quorum at meetings of shareholders. The vote of the holders of a majority of the shares present at a meeting at which a quorum is present shall be the act of the shareholders unless the vote of a greater number is required by law or by the Articles of Incorporation. The Company's Common Stock does not have cumulative voting rights. Therefore, the holders of more than fifty percent of the outstanding shares voting for the election of directors can elect all members of the Board of Directors, and in such event, the holders of the remaining shares will not be able to elect any persons or the Board of Directors.

                                  TRANSFER AGENT

The Company has retained Atlas Stock Transfer Corp., 5899 So. State St., Salt Lake City, Utah 84107, for the disposition of its publicly traded and outstanding Common Stock shares.

                                   RISK FACTORS

Losses Have Been Incurred Since Inception.
TheInternetCorp.net, Inc. is in its initial stages of development with no revenues or income and is subject to all the risks inherent in the creation of a new business. Since TheInternetCorp.net, Inc.'s principal activities to date have been limited to organizational activities and prospect development, it has no record of any revenue-producing operations. Consequently, there is no operating history upon which to base an assumption that TheInternetCorp.net, Inc. will be able to achieve its business plans. In addition, TheInternetCorp.net, Inc. has only limited assets. As a result, there can be no assurance that TheInternetCorp.net, Inc. will generate significant revenues in the future; and there can be no assurance that TheInternetCorp.net, Inc. will operate at a profitable level. If TheInternetCorp.net, Inc. is unable to obtain customers and generate sufficient revenues so that it can profitably operate, TheInternetCorp.net, Inc.'s business will not succeed.
Although the firm, Bear Aerospace, Inc. (North Dakota), acquired by TheInternetCorp.net, Inc. does have an operating and financial history, it is limited. Therefore, this firm may not be able to generate sufficient revenues for TheInternetCorp.net, Inc. to make it successful.

Available Funds Not Adequate for Company to be Competitive.
The funds available to TheInternetCorp.net, Inc. from its principals will not be adequate for it to be competitive in the areas in which it intends to operate. Therefore, TheInternetCorp.net, Inc. will need to raise additional funds in order to implement its business plan. TheInternetCorp.net, Inc.'s continued operations therefore will depend upon its no assurance that

TheInternetCorp.net, Inc. will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to TheInternetCorp.net, Inc. If TheInternetCorp.net, Inc. cannot obtain needed funds, it may be forced to curtail or cease its activities. If additional shares were issued to obtain financing, current shareholders may suffer a dilutive effect on their percentage of stock ownership in TheInternetCorp.net, Inc.

Control of TheInternetCorp.net, Inc. by Officers and Directors. TheInternetCorp.net, Inc.'s officers and directors, after the acquisition is completed, will beneficially own, directly or indirectly, 80.3% of the outstanding shares of TheInternetCorp.net, Inc.'s common stock. As a result, such persons, acting together, have the ability to exercise significant influence over all matters requiring stockholder approval. Accordingly, it could be difficult for the investors hereunder to effectuate control over the affairs of TheInternetCorp.net, Inc. Therefore, it should be assumed that the officers, directors, and principal common shareholders who control the majority of voting rights will be able, by virtue of their stock holdings, to control the affairs and policies of TheInternetCorp.net, Inc.

Limitations on Liability, and Indemnification, of Directors and Officers. TheInternetCorp.net, Inc.'s articles of incorporation include provisions to eliminate, to the fullest extent permitted by the Nevada Revised Statutes as in effect from time to time, the personal liability of directors of TheInternetCorp.net, Inc. for monetary damages arising from a breach of their fiduciary duties as directors. The articles of incorporation and bylaws also include provisions to the effect that TheInternetCorp.net, Inc. may, to the maximum extent permitted from time to time under applicable law, indemnify any director or officer for any amounts which he becomes legally obligated to pay in connection with any claim against him based upon any action or inaction which he may commit, omit or suffer while acting in his capacity as a director and/or officer of TheInternetCorp.net, Inc. Such limitation of liability and indemnification may result in TheInternetCorp.net, Inc. paying significant sums based on the actions of its officer and directors, and the company may not have a recourse against these individuals.

Development Stage Company
Since inception in April, 1999, we have been engaged almost exclusively in organizational, research and development activities and has just recently initiated our website development and ecommerce website. Accordingly, as a development stage company, we have had a limited relevant operating history upon which an evaluation of our prospects can be made. Consequently, the likelihood of success of our business must be considered in view of all of the risks, expenses and delays inherent in the establishment of a new business, including, but not limited to, expenses and delays of an ongoing business that is commenced, slower than anticipated sales and marketing activities, the uncertainty of market assimilation of our products, services and other unforeseen factors. The likelihood of the our success must be considered in light of the problems and expenses that are frequently encountered in connection with the operation of a new business and the competitive environment that it encounters.

Limited Operating History; Losses.
We presently have had no business operations and we have only a limited prior operating history. To date, our operations have been narrowly confined to research and development, infrastructure and market planning, and cultivation of its sales and marketing network. As of March 31, 2001, there have been no revenues. We anticipate that we will continue to incur losses and generate negative cash flow over the next six months. At this time, we have no revenues, and there is no assurance that we will ever have significant revenues or be profitable or achieve positive cash flow from operations.
Recently Reorganized Company.

We were incorporated on April 28, 1999 in the state of Nevada. From our inception, we have been in the development stage and were primarily engaged in the business of seeking a merger candidate. To date, we have had limited operating history and have not conducted any significant business. We must therefore be considered promotional and in our early formative and developmental stages. Potential shareholders should be aware of the difficulties normally encountered by a new enterprise. There is nothing at this time on which to base an assumption that our business plans will prove successful, and there is no assurance that we will be able to operate profitably.

Dependence Upon Key Personnel.
Our success depends, in part, upon the successful performance of our President Mr. Skip James Holm and Secretary/Treasurer Mr. David J. Fawcett. We have employed and will in the future employ additional qualified executives, employees and consultants having significant experience delivering the business expertise needed, but if Messrs. Holm and Fawcett fails to perform any of the duties undertaken by them for any reason whatsoever, our ability to develop and operate our aircraft manufacturing and aerospace design business would be harmed. Moreover, we believe there are available qualified managerial and other personnel in sufficient numbers to properly staff our facilities and offices, but we cannot be sure we could do so.

Competition.
The Company faces competition from a wide variety of aircraft manufacturing and aerospace design companies, many of which have substantially greater financial, marketing and technological resources than the Company.
Conflicts of Interest.

Certain conflicts of interest exist between us and our officers and directors. They have other business interests to which they devote attention, and they may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with their fiduciary duties.

Possible Need for Additional Financing.
We have very limited funds, and such funds may not be adequate to take advantage of any available business opportunities. Even if our funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, we may not have enough capital to exploit the opportunity. Our ultimate success may depend upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until we determine a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

No Public Market for Company's Securities.
Prior to and subsequent to filing this 8-K, no public trading market existed for the common stock of TheInternetCorp.net, Inc. There can be no assurances that a public trading market for the common stock will develop or that a public trading market, if developed, will be sustained. If an active trading market does in fact develop for the common stock, there can be no assurance that it will be maintained. If for any reason a public trading market does not develop, holders of such securities may have difficulty in selling their securities should they desire to do so.

ITEM 3 - BANKRUPTCY OR RECEIVERSHIP
         Not Applicable

ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
         Not Applicable

ITEM 5 - OTHER EVENTS
         Not Applicable

ITEM 6 - RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS

On April 18, 2001, Karen Bohringer and Mr. Vincent van den Brink resigned as officers and directors of the Company. At that time, Mr. Skip James Holm, Mr. David J. Fawcett and Mr. Paul C. Spitzer became officers and directors of the Company and remained as officers and directors of Bear Aerospace, Inc. (North Dakota corp.)


ITEM 7 - FINANCIAL STATEMENTS

KURT D. SALIGER, C.P.A.
---------------------------
KURT D. SALIGER, C.P.A.
Certified Public Accountant

INDEPENDENT AUDITOR'S REPORT

Board of Directors
Bear Aerospace, Inc.
Dickinson, North Dakota

     I have audited the accompanying balance sheets of Bear Aerospace, Inc. as of March 31, 2001 and as of December 31, 2000 and as of December 31, 1999 and the related statements of operation, stockholders' equity and cash flows for the three months and the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

   I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

  In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bear Aerospace, Inc. at March 31, 2001 and at December 31, 2000 and at December 31, 1999 and the results of their operations and their cash flows for the three month period and years then ended in conformity with generally accepted accounting principles.

KURT D. SALIGER, C.P.A.
-----------------------
Kurt D. Saliger C.P.A.
June 05, 2001

                               BEAR AEROSPACE, INC.
                                  BALANCE SHEETS
                                  --------------

                                  March 31,       Dec. 31,      Dec. 31,
                                  2001            2000          1999
                                  ---------       --------      --------
               ASSETS

CURRENT ASSETS:
   Cash                           $      0       $ 6,290        $  28,488
   Inventory                      $497,976       $12,276        $       0
   Accounts Receivable            $213,447       $     0        $       0
                                  ---------       --------      --------
      TOTAL CURRENT ASSETS        $711,423       $18,566        $  28,488
PROPERTY AND EQUIPMENT, NET       $      0       $     0        $       0
OTHER ASSETS                      $    198
      TOTAL ASSETS                $711,423       $18,566        $  28,686
LIABILITIES AND STOCKHOLDERS'
EQUITY
CURRENT LIABILITIES:
 Accounts Payable                 $375,749       $63,870        $       0
 Accrued Liabilities              $      0       $     0        $       0
 Current Portion, Long Term Debt  $      0       $     0        $       0
                                  ---------       --------      --------

      TOTAL CURRENT LIABILITIES   $375,749       $63,870        $       0
LONG-TERM DEBT                    $0             $0             $0
                                  ---------       --------      --------
      TOTAL LIABILITIES           $375,749       $63,870        $       0
STOCKHOLDERS' EQUITY:
   Common stock, $.001 par value
   authorized 1500 shares;
   issued and outstanding at
 December 31, 1999, 750 shares                                  $   2,278
   December 31, 2000, 750 shares                 $ 2,278
   March 31, 2001, 1500 shares    $  2,278
Additional paid in Capital        $447,694       $47,179        $  35,168
Retained Earnings (Deficit)       (114,298)     $(94,761)       $  (8,760)
TOTAL STOCKHOLDERS' EQUITY        $335,674      $(45,304)       $  28,686
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY             $711,423      $ 18,566        $  28,686


          See accompanying notes to financial statements & audit report





      24
                                          BEAR AEROSPACE, INC.
                                         STATEMENT OF OPERATIONS

                                        For the three           For the year          For the year
                                        months ended            Ended December        Ended December
                                        March 31, 2001          31, 2000              31, 1999
                                        --------------          --------------        --------------
INCOME:
Revenues                               $     0                   $ 82,841              $194,975
Cost of Revenues                       $     0                  ($ 51,778)            ($117,694)
                                                                --------------        --------------
       GROSS PROFITS                   $     0                   $ 31,063              $ 77,281
OPERATING EXPENSES
  Selling, General, and
     Administrative                    $19,537                   $117,064              $ 74,391
     Depreciation                      $     0                   $      0              $      0
        Total Operating Expenses       $19,537                   $117,064              $ 74,391
                                        --------------          --------------        --------------
  Income (Loss) From Operations       ($19,537)                 ($ 86,001)             $  2,890
   OTHER INCOME (EXPENSES)
  Gain on sale of assets               $     0                   $      0              $      0
                                        --------------          --------------        --------------
  Interest Income                      $     0                   $      0              $    222
INCOME (LOSS) BEFORE INCOME TAXES     ($19,537)                 ($ 86,001)             $  3,112
Provision for income tax               $     0                   $      0              $      0
NET INCOME (LOSS)                     ($19,537)                 ($86,001)              $  3,112
                                        ==============          ==============        ==============
NET INCOME (LOSS)
PER SHARE-BASIC AND DILUTED          ($13.0247)                ($114.6680)            $4.1493
                                        ==============          ==============        ==============
AVERAGE NUMBER OF SHARES OF
 COMMON STOCK OUTSTANDING              1,500                        750                  750
                                        ==============          ==============        ==============

                       See accompanying notes to financial statements & audit report

                                          BEAR AEROSPACE, INC.
                              STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                      Common    Stock        Additional          Retained
                                      Shares    Amount       paid-in capital     Earnings
                                                                                (Deficit)
                                      ------    ------      ---------------     ---------
October 27, 1998
Issued for cash                         750     $ 2,278       $   35,168
Net (Loss) for the period
 October 27, 1998 (Inception)
 to December 31, 1998                    -           -                 -       ( $11,872)
                                      ------    ------      ---------------     ---------
Balance December 31, 1998               750     $2,278        $   35,168        ($11,872)

Net Income January 1, 1999
 to December 31, 1999                    -           -                 -          $3,112

Balance December 31, 1999               750     $2,278        $   35,168         ($8,760)
                                      ======    ======      ===============     =========
Additional capital                                            $   12,011

Net Income (Loss) January 1, 2000
to December 31, 2000                     -           -                 -        ($86,001)
Balance December 31, 2000               750     $2,278       ($   47,179)       ($94,761)

January 1, 2001 merger with
 Bearcraft Aviation LLC                 750                   $  400,515

Net (Loss) January 1, 2001 to
March 31, 2001                           -           -                 -       ( $19,537)
Balance March 31, 2001                 1500     $2,278        $  447,694        ($114,298)

                       See accompanying notes to financial statements & audit report

                                          BEAR AEROSPACE, INC.
                                         STATEMENT OF CASH FLOWS
                                For the three months ended March 31, 2001
                                     For the year ended Dec.31, 2000
                                    For the year ended  Dec. 31, 1999

                                           For the three        For the year          For the year
                                           months ended         Ended December        Ended December
                                           March 31, 2001       31, 2000              31, 1999
                                           --------------       --------------        --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)                           ($19,537)           ($86,001)                $3,112
   Adjustments to reconcile net
Income (loss) to cash provided
 by operating activities:
     Increase in accounts receivable       ($213,447)            $     0                 $    0
     Increase in inventory                 ($485,700)           ($12,276)                $    0
     Increase in accounts payable           $311,879             $76,079                 $    0
     Increase in accrued liabilities        $      0             $     0                 $    0
Net Cash Provided by
 Operating Activities                      ($406,805)          ( $22,198)                $3,112
    CASH FLOWS FROM INVESTING ACTIVITIES    $      0             $     0                 $    0
Net cash (used in) investing activities     $      0             $     0                 $    0


CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock                    $400,515             $0                      $    0
Net Increase (Decrease) in Cash            ($  6,290)           ($22,198)                $3,112
Cash, Beginning Period                      $  6,290             $28,488                 $25,376
Cash, Ending Period                         $      0             $6,290                  $28,488


                       See accompanying notes to financial statements & audit report


BEAR AEROSPACE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

  The Company was organized October 27, 1998 under the Laws of the State of North Dakota, under the name Bearcraft Aero Systems, Inc. The Company subsequently changed its name on November 7, 2000 to Bear Aerospace, Inc. The Company operates in the aircraft and aviation engine manufacturing industries.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method
   The Company records income and expenses on the accrual method of accounting.

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalents
For the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 1999 and December 31, 2000 and March 31, 2001.

Inventory
Inventories are stated at the lower of cost (which approximates first-in, first-out cost) or market.

Property and equipment
The Company neither maintains nor controls any property and equipment.

Income Taxes
Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Loss per Share
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share. Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of March 31, 2001 and December 31, 2000 and 1999, the Company had no dilutive common stock equivalents such as stock options.

NOTE 3 - STOCKHOLDERS' EQUITY

The authorized common stock of Bear Aerospace, Inc. consists of 1,500 shares with a par value of $0.00 per share.

On October 27, 1998, the Company issued 750 shares of its common stock for $37,446 cash.

On January 1, 2001, the Company completed a merger agreement with Bearcraft Aviation LLC whereby it issued 750 shares of its common stock for the assets and liabilities and member equity of Bearcraft Aviation LLC.

   The company has no preferred stock.

NOTE 4 - SUBSEQUENT EVENT

   The Company has entered into a stock purchase agreement with TheInternetcorp.net, Inc. whereas the aforementioned company agrees to acquire 100% of the stock of Bear Aerospace, Inc. The stock for stock transaction is subject to shareholder approval and SEC approval and is scheduled to close within the year 2001. The Company entered into this stock purchase agreement on April 1, 2001.

PRO-FORMA FINANCIAL INFORMATION

   The following unaudited pro forma combined condensed financial statements include the historical and pro forma effects of the acquisition of Bear Aerospace, Inc., Inc. by TheInternetCorp.net, Inc.

The following unaudited pro forma combined condensed financial statements have been prepared by the management of TheInternetCorp.net, Inc. from its audited financial statements and the audited financial statements of Bear Aerospace, Inc. The unaudited pro forma combined condensed statements reflect the combined operations of these companies as if the acquisition transaction had occurred on March 31, 2001. See "Note 1- Basis of Presentation."
















                                        TheInternetCorp.net, Inc.
                                    Pro Forma Combined Balance Sheet
                                             March 31, 2001
                                               (unaudited)

                                    TheInternet     Bear            Pro Forma    TheInternetCorp.net
                                    Corp.net, Inc.  Aerospace,Inc.  Adjustment   Combined Pro Forma
                                    --------------  --------------  ----------   --------------------
Assets:
Current Assets
   Cash                               $  1,419     $       0        $             $    1,419
   Inventory                                 0       497,976                         497,976
   Accounts Receivable                       0       213,447                         213,447
Total Current Assets                  $  1,419     $ 711,423                         712,842
                                    --------------  --------------               --------------------
Organizational costs, net                    0
                                    --------------  --------------               --------------------
Total Assets                          $  1,419     $ 711,423        $                712,842
                                    ==============  ==============               ====================
Liabilities And Shareholders Equity:
Current Liabilities
   Accounts Payable                   $      0     $ 375,749        $             $  375,749
                                    --------------  --------------               --------------------
Total Current Liabilities                    0     $ 375,749                         375,749
Shareholders' Equity:
   Common Stock                         13,160         2,278                      $   15,428
   Additional Paid-In Capital          229,998       447,694                         677,692
   Accumulated Deficit                (224,577)     (114,298)                       (358,875)
Total Shareholders' Equity            $  1,419     $ 335,674                         337,093
Total Liabilities and
  Shareholders' Equity                $  1,419     $711, 423        $             $  712,842
                                    ==============  ==============               ====================

                              See accompanying notes to financial statement.

                                        TheInternetCorp.net, Inc
                          Pro Forma Combined Condensed Statement of Operations
                                             March 31, 2001
                                               (unaudited)

                                    TheInternet     Bear            Pro Forma    TheInternetCorp.net
                                    Corp.net, Inc.  Aerospace,Inc.  Adjustment   Combined Pro Forma
                                    --------------  --------------  ----------   --------------------
Sales                               $       0        $       0       $             $          0
   Cost of Sales                            0
Gross Profit                                0                0              0
Operating Expenses                         16           19,537                           19,553
                                    --------------  --------------  ----------   --------------------
Interest Income                            17                0                               17
Net Loss                            $       1       $  (19,537)      $             $    (19,536)
                                    ==============  ==============  ==========   ====================
Net Loss Per Share                  $     Nil       $  (13,537)      $             $
                                    ==============  ==============  ==========   ====================
Weighted Average
 Shares Outstanding                13,160,000             1500     96,506,667       109,666,667
                                    ==============  ==============  ==========   ====================





                              See accompanying notes to financial statements








                                        TheInternetCorp.net, Inc.
                          Pro Forma Combined Condensed Statement of Cash Flows
                                             March 31, 2001
                                               (unaudited)


                                    TheInternet     Bear            Pro Forma    TheInternetCorp.net
                                    Corp.net, Inc.  Aerospace,Inc.  Adjustment   Combined Pro Forma
                                    --------------  --------------  ----------   --------------------

Cash Flows from Operating Activities
   Net Income (Loss)                 $    6,057      $  (19,537)    $             $   (13,480)
   Depreciation and Amortization              0                                             0
   Increase in accounts receivable                     (213,447)                     (213,447)
   Increase in inventory                               (485,700)                     (485,700)
   Increase in accounts payable                         311,879                       311,879
   Increase in accrued liabilities                            0                             0
                                    --------------  --------------  ----------   --------------------
Net Cash Used in Operations          $ (255,108)     $ (406,805)    $  19,537     $  (642,376)
 Cash Flows from Investing Activities
   Purchase of Note Receivable          (50,000)
   Organizational Costs                     235
Net Cash Used in Investing           $  (49,765)    $               $             $   (49,765)
Cash Flows from Financing Activities
   Issuance of Common Stock             300,235         400,515
                                    --------------  --------------  ----------   --------------------
Net Cash Provided by Financing       $  300,235      $  400,515                   $   700,750
Net Increase in Cash                 $    1,419      $   (6,290)                  $    (4,871)
Cash, April 29, 1999
 (TheInternetCorp.net, Inc.)         $        0              -
Cash October 27, 1998
 (Bear Aerospace, Inc.)                       -      $   37,446
Cash March 31, 2001                  $    1,419      $        0

                              See accompanying notes to financial statements

                         NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS


NOTE 1.   BASIS OF PRESENTATION.
The accompanying pro forma unaudited condensed financial statements ("pro forma statements") of TheInternetCorp.net, Inc. have been prepared from the audited financial statements of TheInternetCorp.net, Inc. and Bear Aerospace, Inc. on March 31, 2001, together with other information made available to the companies. In the opinion of management, these pro forma statements include all adjustments necessary for a fair presentation. These entities are not related to each other.

NOTE 2.    PRO FORMA ASSUMPTIONS.
The pro forma unaudited condensed balance sheet gives effect to an acquisition agreement dated April 1, 2001 between TheInternetCorp.net, Inc. and Bear Aerospace, Inc.. Under the terms of this agreement, TheInternetCorp.net, Inc. will issue 96,506,667 shares of common stock, $.001 par value, to the existing shareholders of Bear Aerospace, Inc. for 1500 shares of common stock of Bear Aerospace, Inc., no par value. In addition to the 13,160,000 common shares of TheInternetCorp.net, Inc. outstanding prior to the effective date of the acquisition agreement, the company will have 109,666,667 shares issued and outstanding.
The pro forma unaudited consolidated condensed balance sheet is compiled as if the transaction had occurred on March 31, 2001. The pro forma condensed consolidated statements of income and cash flows for the period ended on March 31, 2001 also give effect as if the acquisition had occurred on April 29, 1999 (inception date).

NOTE 3.    PER SHARE INFORMATION.
Pro forma net income (loss) per common share have been calculated using the weighted average number of TheInternetCorp.net, Inc.'s common shares outstanding during the period ended March 31, 2001 plus the common shares to be issued under the acquisition agreement as if the additional shares were outstanding throughout the period.

NOTE 4.  ACQUISITION ACCOUNTING METHOD.
The pro forma statements have been compiled using the purchase method as the accounting principle applied to the acquisition agreement.

NOTE 5. YEAR END.
The year ends of TheInternetCorp.net, Inc. is the calendar year ending on December 31.

ITEM 8 - CHANGE IN FISCAL YEAR
The Company has a fiscal year end of December 31 and Bear Aerospace's fiscal year is December 31. The Company will retain its December 31 fiscal year end.

EXHIBITS
 2. - Exchange Agreement and Plan of Reorganization

 3. - Amendment to Articles of Incorporation for Theinternetcorp.net, Inc. (Change in authorized capital)

 3.1 Amendment to Articles of Incorporation for Theinternetcorp.net, Inc. (Name change)

 3.2  Articles of Incorporation for Bearcraft  Aero Systems, Inc.

 3.3 Articles of Amendment to Articles of Incorporation for Bearcraft Aero Systems, Inc.

 3.4  By-Laws of Bear Aerospace, Inc.

23.1 Consent of Accountant


                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR AEROSPACE, INC.
(formerly known as THEINTERNETCORP.NET, INC.)


Skip James Holm
--------------------------
Skip James Holm, President
and Chairman of the Board

July 2, 2001


EXHIBIT  2.0
EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION
EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

     THIS EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION dated as of the 1st day of April, 2001 (the "Agreement") is made by and among THEINTERNETCORP.NET, INC., a Nevada corporation ("TICN"), a public reporting company, 3700 Susan St., Ste. 200, Santa Ana, California and BEAR AEROSPACE, INC., a private North Dakota corporation ("Bear"), 23401 Park Sorrento, No. 18, Calabasas, California 91302 and,

WITNESSETH:

WHEREAS, TICN desires to acquire one hundred percent (100%) of all of the common stock of Bear;

AND, WHEREAS, Bear wishes to exchange one hundred percent (100%) of its shares to TICN;

NOW, THEREFORE, in consideration of the mutual promises and representations contained herein, the parties to this contract agree as follows:

ARTICLE I
Exchange of Shares

1.1 Exchange of Shares. Subject to the terms and conditions of this agreement, Bear agrees to exchange ("the Exchange") 1,500 common shares, which represents all of its outstanding shares of common stock, with no par, for 96,506,667 shares of TICN. For federal income tax purposes, this Exchange is intended to constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

1.2 Closing Date. The Exchange shall become effective (the "Closing Date") on the date shown above or as soon as possible at the offices of TICN unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties. Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this agreement unless extended by mutual consent of the parties.

1.3 Form of Documents. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.
1.4 The Articles of Incorporation and Bylaws of TICN shall continue in effect on and after the Effective Date.
The Articles of Incorporation and Bylaws of Bear shall continue in effect on and after the Effective Date. Bear will become a wholly owned subsidiary of TICN. TICN will change its domicile to North Dakota and change its name to Bear Aerospace, Inc., or something similar.

1.5 Dissenting Shares. Any shares of capital stock of Bear that, as of the Effective Date, are or may become "dissenting shares" within the meaning of Chapter 10-19.1-87 through 88, of the North Dakota Century Code, et seq. shall not be converted into or represent the right to receive TICN Common Stock in accordance with Article 1.1. The holder or holders of such dissenting shares shall be entitled only to such rights as may be granted to such holder or holders under sections 87 through 88 of the North Dakota Century Code, Chapter 10-19.1, et seq. Bear shall give TICN prompt notice of any written demand received by Bear prior to the Effective Date to require Bear to purchase shares of capital stock of Bear pursuant to the above code sections and of any other demand, notice or instrument delivered to Bear prior to the Effective Date, and the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. Bear will comply with the relevant provisions of Chapter 10-19.1-87 through 88, of the North Dakota Century Code, et seq.

ARTICLE II
Representations and Warranties of Bear.

Bear represents and warrants to TICN that:

2.1 Organization. Bear warrants that it is a corporation duly organized, validly existing; and in good standing in the State of North Dakota and has all the necessary powers to own its properties and to carry on its business as now owned and operated by it in such States and/or countries its business requires qualifications.

2.2 Capital. The authorized capital stock of Bear is comprised of 1500 shares of Common Stock, no par value (the "Bear Stock"), of which 1500 shares are issued and outstanding. There currently are not, and at the closing date and time of this agreement, there shall not be any outstanding subscriptions, options, rights, warrants, debentures, or other instruments, convertible securities or other agreements or commitments obligating Bear to issue or transfer from treasury any additional shares of its capital stock of any class.

2.3 Subsidiaries. Bear has no subsidiaries, nor does it own any interest in any other enterprise, except the following joint ventures:
   1. Joint venture with Canavan
   2. Joint venture with PZL


2.4 Directors and Officers. The Board of Directors of TICN shall resign after the exchange of stock and the new Board designated by Bear shall be appointed

2.5 Financial Statements. It is understood by the parties that Bear or any of its agents, servants or employees are not making any representation with respect to any activity of any other firm, person, or corporation. Bear does however represent and warrant that the information furnished by Bear, its agents, servants or employees for and on behalf of TICN by Bear is true, correct and accurate.

2.6 Tax Returns. Bear is current on all of its Federal, State or local tax returns required by law, nor is Bear required by law to pay any taxes, assessments and penalties, and none are due and payable. There are no present disputes as to taxes of any nature, payable by Bear.

2.7 Trade Names and Rights. Bear owns and holds all necessary trademarks, service marks, trade names, copyrights, patents, domain names and proprietary information, and other rights necessary to do its business as now conducted or proposed to be conducted.

2.8 Compliance with Laws. Bear has complied with, and is not in violation of any applicable Federal, State, or local statutes, laws, and regulations affecting its properties or the operation of its business.

2.9 Litigation. Bear is not involved as a defendant or plaintiff in any suit, action, arbitration, or legal, administrative or other proceeding, which to the best knowledge of Bear, would affect Bear or its business, assets, or financial condition in a negative manner; or, governmental investigation which is pending; or, to the best of the knowledge of Bear, threatened against or affecting Bear or its business assets or financial condition. Bear is not in default with respect to any order, writ, injunction or decree of any Federal, State, local or foreign court, department, agency, or instrumentality applicable to it.

2.10 Authority. Bear has authorized the execution of this agreement and the consummation of the transaction contemplated herein, and Bear has full power and authority to execute, deliver, and perform this agreement, and this agreement is executed by one director so authorized by the board of directors of Bear, and is a legal, valid, and binding obligation of Bear, and is enforceable in accordance with its terms and conditions.

2.11 Ability to Carry Out Obligations. The execution and delivery of this agreement by Bear and the performance by Bear of its obligations hereunder in the time and manner contemplated will not cause, constitute, or conflict with, or result in any of the following: (a) a breach or violation of any provisions of or constitute a default under any license, indenture, mortgage instrument, article of incorporation, bylaw, other agreement or instrument to which Bear is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those required, (b) any event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Bear , or, (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on the asset of Bear .

2.12 Full Disclosure. None of the representations and warranties made by Bear herein, or any exhibit, certificate or memorandum furnished or to be furnished by Bear on behalf of Bear , contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading, provided that the auditor of Bear financial statements shall be ultimately responsible for certifying the truth and accuracy of Bear ' audited financial statement.

2.13 Material Contracts. Bear has no material contracts to which it is a party or by which it is bound, other than those known to the directors of Bear and TICN.

2.14 Securities. Bear acknowledges that the Exchange Shares to be issued hereunder shall be registered pursuant to an SB-2 registration statement filed under the Securities Act. The certificate representing such shares shall bear a restrictive legend with respect to the Securities Act, and such shares may not be freely sold and distributed under the Securities Act, until such shares are registered.

2.15 Board Approval. The approval and adoption of this Agreement and Plan of Reorganization by the Board of Directors is a condition precedent to the undertaking and obligation of TICN to exchange its shares for Bear shares.

ARTICLES III
Representations and Warranties of TICN

TICN warrants and represents to Bear that:

3.1 Organization. TICN is a corporation duly organized, validly existing, and in good standing in the State of Nevada, and TICN warrants that it is a duly organized, validly existing corporation, in good standing, and has all of the necessary powers to own its properties and to carry on its business as now owned and operated by it in such States its business requires qualifications. TICN warrants that it has Sixteen (16) shareholders (of record and beneficially), that it has filed its Form l0-SB with the SEC, and that all necessary SEC filings will have been made by TICN.

3.2 Capital. The issued capital stock of TICN is 13,160,000 shares. The authorized capital stock of TICN is comprised of 50,000,000 shares of Common Stock, $0.001 par value per share (the "TICN Stock"). In addition, it has authorized but unissued 10,000,000 shares of $0.001 par value Preferred Stock. TICN will increase its authorized capital stock to 200,000,000 shares.

3.3 Subsidiaries. TICN has no subsidiaries, nor does it own any interest in any other enterprise.

3.4 Tax Returns. TICN has filed all necessary Federal, State and/or local tax returns required by law. TICN has paid and discharges all taxes, assessments and penalties, and none are due and payable. There are no present disputes as to taxes of any nature, payable by TICN. TICN warrants that it does not owe any state or federal withholding taxes.

3.5 Trade Names and Rights. TICN owns and holds all necessary trademarks, service marks, trade names, copyrights, patents, and proprietary information, and other rights necessary to do its business as now conducted or proposed to be conducted.

3.6 Compliance with Laws. TICN has complied with, and is not in violation of any applicable Federal, State, or local statutes, laws, and regulations affecting its properties or the operation of its business.

3.7 Litigation. TICN is not involved as a defendant or plaintiff in any suit, action, arbitration, or legal, administrative or other proceeding, which to the best knowledge of TICN, that would affect TICN or its business, assets, or financial condition in a negative manner; or, governmental investigation which is pending; or, to the best of the knowledge of TICN, threatened against or affecting TICN or its business assets or financial condition. TICN is not in default with respect to any order, writ, injunction or decree of any Federal, State, local/foreign court, department, agency, or instrumentality applicable to it.

3.8 Authority. Karen Bohringer, President of TICN, has authorized the execution of this Agreement and the consummation of the transaction contemplated herein, and that TICN has full power and authority to execute, deliver, and perform this agreement, and this Agreement is executed by one director so authorized by the board of directors of TICN, and is a legal, valid, and binding obligation of TICN, and is enforceable in accordance with its terms and conditions.

3.9 Ability to Carry Out Obligations. The execution and delivery of this agreement by TICN and the performance by TICN of its obligations hereunder in the time and manner contemplated will not cause, constitute, or conflict with, or result in any of the following: (a) a breach or violation of any provisions of or constitute a default under any license, indenture, mortgage instrument, article of incorporation, bylaw, other agreement or instrument to which TICN is a party, or by which it may be bound, nor will any consents or authorizations of any Party other than those required, (b) any event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of TICN, or, (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on the asset of TICN.

3.10 Full Disclosure. None of the representations and warranties made by TICN herein, or any exhibit, certificate or memorandum furnished or to be furnished by TICN, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

3.11 Filing With SEC. Within 60 business days following the date of this Agreement, TICN shall prepare and file with the SEC under the Securities Act of 1933, a Form 8-K and a subsequent registration statement SB-2 covering all shares of Bear Stock issued as a consequence of this Agreement.

ARTICLE IV
Covenants Prior to and Subsequent to Closing

4.1 Covenants Prior to and Subsequent to Closing. It is agreed between the parties hereto that Bear may visit the offices of TICN or TICN may visit the offices of Bear to obtain copies of data contained in all currently active files or current contracts and agreements of any and all categories of business, with any company or person. Any and all such data and documentation not previously released by Bear, and being currently in the possession of Bear, shall be delivered into hands of the officers of TICN, or to be delivered to an office of TICN. Any and all such data and documentation not previously released by TICN and necessary to this agreement, and being currently in the possession of TICN shall be delivered into hands of the officers of Bear, or to be delivered to an office of Bear. Such data and documentation shall include all copies of files, documents, shareholders and directors minutes, minute books/records, etc., at the earliest possible time, on or after the closing date hereof.

ARTICLE V
Conditions Precedent to Performance by Parties

5.1 Conditions. Parties to this agreement and the obligations hereunder shall be subject to the satisfaction at closing of all the conditions set forth in
Article II and Article III. The party to whom a duty is owed or is owed an obligation of the other party to this contract waive any or all of these conditions in whole or in part, provided, however, that no such waiver of a condition shall constitute a waiver by the party so making a waiver of any other condition of, or any of said parties other rights or remedies, at law or in equity, if either party is in default of any of the representations, warranties or covenants under this agreement.

5.2 Accuracy of Representations. Except as otherwise permitted by this agreement, all representations and warranties by either party in agreement or in any other written statement delivered to the other under this agreement shall be true and accurate on and as of the closing date as though made at this time.

5.3 Performance. The parties shall have performed, satisfied and complied with all covenants, agreements and conditions required by this agreement to be performed or complied with it on or before the closing date.

5.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or its consummation, shall have been instituted or threatened against either Bear or TICN on or before the closing date. No action, suit, or other proceeding before any court or other governmental body or authority that could jeopardize or put at risk of loss, the current assets of TICN or Bear, shall have been instituted or threatened against either on or before the closing date of this agreement. TICN and/or Bear shall resolve in its favor any dispute, action, or threatened legal action, from any court or any governmental body, prior to the closing date of this agreement, in the event any such action or so threat of action should currently exist. Any dispute in which TICN or Bear may have a part, any action, suit or proceeding by any person, entity, court or governmental body or authority against TICN and/or Bear left unresolved on the closing date of this agreement, shall immediately render this Agreement, on that date forever null and void, without further notice from either TICN or Bear.

ARTICLE VI
Miscellaneous

6.1 Termination Prior to Closing. (a) If the Closing has not occurred by April 16, 2001, subject to a 30 day extension by Bear, or any other extension as agreed by the parties (the "Termination Date"), any of the parties hereto may terminate this Agreement at any time thereafter by giving written notice of termination to the other parties; provided, however, that no party may terminate this Agreement if such party has willfully or materially breached any of the terms and conditions hereof. Said termination date may be extended or may be terminated prior to the termination date only by written agreement of the parties hereto. This Agreement may be canceled prior to the execution of the above stated term in the event of the following events:

a.) By mutual written agreement, in the event either party files for relief under federal bankruptcy proceedings, in the event involuntary bankruptcy proceedings are initiated against either party hereto in the event of death, liquidation, physical or mental incapacity of either party hereto, and, in the event of fraud or misrepresentation by one of the parties hereto.

6.2 Amendment or Modification. This agreement shall represent the entire agreement by and between the parties hereto except as otherwise provided herein and it may not be changed except by written agreement duly executed by all of the parties hereto.

6.3 Assignment. Neither party shall have the right to transfer or assign his interest in this Agreement without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

6.4 Corporate Authority. If any party hereto is a legal entity, including but not limited to, an association, corporation, joint venture, limited partnership, partnership, or trust such party represents to the other that this agreement and the transactions contemplated herein and the execution and delivery hereof have been duly authorized by all necessary corporate partnership or trust proceedings and actions including but without limitation to the action on the part of the directors, officers and agents of said entity. Furthermore, said party represents that appropriate corporate meetings were held to authorize the aforementioned obligations and certified copies of such corporate minutes and corporate resolutions authorizing this transaction have been delivered to all parties to this agreement prior to or at the time of execution of this agreement.

6.5 Dispute or Contest: Attorney's Fees. In the unlikely event that a dispute occurs or a cause of action in law or equity arises out of the operation, construction, interpretation or enforcement of this Agreement, the losing party shall bear the cost of the attorneys fees incurred by the prevailing party ; and any and all costs applicable thereto, including but not limited to, court costs, deposition fees, out of pocket expenses and travel expenses which are incurred by the prevailing party.

6.6 Dispute or Contest: Arbitration. In the unlikely event that a dispute occurs applicable to the operation, construction, interpretation or enforcement of this agreement, the parties hereby agree to submit said dispute to a commercial arbitrator so that the matter may be arbitrated in lieu of resolving said dispute in a court of law or equity. The parties shall choose an arbitrator from the American Arbitration Association pursuant to the following process:

The parties shall request from the American Arbitration Association a list of nine commercial arbitrators and each party, assuming there are two parties to the agreement, shall have four strikes and thereby strike from said list the arbitrators they do not wish to use. The remaining arbitrator, the one that has not been stricken, shall be the arbitrator that shall hear the matter. The parties agree to follow the American Arbitration Association rules, guidelines and procedures. The Arbitrator shall set the matter for hearing; and shall control the procedures used therein .The parties shall abide by the arbitrator's decision, which shall be final and binding. The parties hereto agree that there shall be no right to appeal the arbitrator's decision. In the event the losing party refuses to comply with the arbitrator's decision, parties hereby agrees to an award of Five Thousand and No/l00ths ($5,000.00) Dollars as punitive and/or liquidated damages for said party's noncompliance with the arbitrator's decision. Said party furthermore agrees to reimburse the prevailing party any and all attorneys fees, and costs of litigation incurred in order to compel the losing party's performance in compliance with the arbitrator's decision.

6.7 Confidential Information. The parties hereto agree that the information and data at each other's disposal during the term of the negotiation of this agreement, operation and enforcement of this Agreement is considered proprietary information and confidential. Such information if disseminated to third parties would be detrimental to the owner of said proprietary data. Accordingly, each party hereto agrees to take any and all reasonable precautions to restrict the dissemination of such information by its employees, agents or subcontractors. This obligation shall continue notwithstanding the termination of this Agreement for a period of five years from the closing date of this agreement. During the term of this Agreement or any extension thereto, neither party shall permit access by any non-affiliated to said proprietary information without the other party's written permission thereto.

6.8 Defense, Hold Harmless and Indemnity Clause. It is the specific and express intent and the agreement of the parties hereto that in the event one party hereto should cause, either directly or indirectly, damage, loss, destruction, liability or claims against the other party as a result of intentional conduct, negligence or otherwise, said offending party shall hold harmless and indemnify the other party from any and all obligations, liabilities, cause of actions, law suits, damages, assessments, including legal fees etc, as a result of said offending party's intentional actions or negligence. This indemnification clause shall survive this Agreement and be enforceable as a separate agreement in the event necessary.

6.9 Force Majeure. Neither party shall be liable or responsible to the other party for any delay, damage, loss, failure, inability to perform caused by "force majeure. " The term "force majeure", as used in this agreement, shall mean an act of God, strike, act of the public enemy, war, mines or other items of ordinance, blockage, public rioting, lightning, fire, storm, flood, explosions, inability to obtain materials, supplies, labor permits, servitudes, rights of way, acts or restraints of any governmental authority, epidemics, landslides, lightning storms, earthquakes, floods, storms, washouts, arrests, restraints of rulers and peoples, civil disturbances, explosions, breakage or accident to machinery or lines of equipment, temporary failure of equipment, freezing of equipment and any other cause whether of the kinds specifically enumerated above or otherwise which are not reasonably within the control of the parties hereto and which by the exercise of due diligence could not be reasonably prevented or overcome. Such causes or contingencies effecting the performance of this agreement by any party hereto shall not relieve such party of liability in the event of its concurring negligence or in the event of its failure to remedy this situation if it is within its reasonable control or it could reasonably remove the cause which has prevented its performance. The parties shall use all reasonable dispatch to remove all contingencies effecting the performance of this agreement. This clause shall not relieve any party from its obligations to make payments of amounts then due for previous work; or obligations contemplated and performed hereunder. Furthermore, the party asserting this privilege shall give a full and complete notice of the facts which it considers to excuse its performance under this "force majeure" clause. The parties hereto agree in the event time limits are not met under this agreement as a result of "force majeure", to an extension of said time limit or deadline for the number of days for which the "force majeure" condition existed and after said force majeure condition has expired, the contract shall continue under the same operations and circumstances as existed prior to the "force majeure" event.

6.10 Further Assurances. Each party hereto further agrees that it shall take any and all necessary steps, sign and execute any and all necessary documents or documents which are required to implement the terms of the agreement of the parties contained in this contract, and each party shall refrain from taking any action, either expressly or impliedly, which would have the effect of prohibiting or hindering the performance of the other party to this Agreement. This Agreement and exhibits attached hereto and incorporated herein contain the entire agreement of the parties, and there are no representations, inducements, promises, agreements, arrangements, undertakings, oral or written, between the parties hereto other than those expressly set forth hereinabove and duly executed in writing. No agreement of any kind shall be binding upon either party until the same has been made in writing and duly executed by both parties hereto. Upon execution of this agreement by all parties, all previous agreements, contracts, arrangements or undertakings of any kind relative to the matters contained herein are hereby canceled and all claims and demands not contained in this agreement are deemed fully completed and satisfied.

6.11 Independent Status. It is agreed and understood that any work requested by the parties hereto shall be performed under the terms of the Agreement and that all parties hereto are considered independent contractors. Each party is interested only in the results obtained hereunder and has the general right of inspection and supervision in order to secure the satisfactory completion of such work. Neither party shall have control over the other party with respect to its hours, times, employment etc. Under no circumstances shall either party hereto be deemed an employee of the other, nor shall either party act as an agent of the other party. Furthermore, the parties hereto warrant that all obligations imposed on them by this Agreement shall be performed with due diligence in a safe competent workmanlike manner and in compliance with any and all applicable statutes, rules and regulations. Any and all joint venture or partnership status is hereby expressly denied and the parties expressly state that they have not formed either expressly or impliedly a joint venture or partnership.

6.12 Captions and Paragraph Headings. The captions, numbering sequences, titles, paragraph headings and punctuational organization used in this Agreement are for convenience only and shall in no way define, limit or describe the scope or intent of this agreement or any part thereof. The paragraph headings used herein are descriptive only and shall have no legal force or effect whatsoever other than to aid a reasonable interpretation of the agreement. The titles to each of the various articles and paragraphs are included for convenience or reference only and shall have no effect on or be deemed as part of the text of this Agreement. Use of pronouns such as the use of neuter, singular or pronouns refer to the parties described herein and shall be deemed a proper reference even though the parties may be an individual, partnership, corporation, association, trust, group of two or more individuals, partnerships, corporations or joint venture. Any necessary grammatical changes required to make the provisions of this Agreement apply in the plural sense where there is more than one party to this Agreement and to either corporations, associations, partnerships, trusts, individuals, males or females, shall in all instances be assumed as though each case were fully expressed. If any word, phrase, clause or paragraph or other provision of this agreement is adjudicated or otherwise found to be against public policy, void or unenforceable, then said words or provisions shall be deleted or modified in keeping with the express intent of the parties hereto as necessary to render this Agreement valid and enforceable. All such deletions or modifications shall be the minimum required to effect the foregoing and the intent of the parties to this Agreement.

6.13 Multiple Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same Agreement. In the event that a comparison of said multiple agreements reveals that said Agreements contain differences or inconsistencies, then the Agreement which is first executed and signed by all of the parties hereto, shall be deemed the original Agreement and all said other agreements, although duly signed by the said parties, shall be deemed inferior and subordinate to the aforesaid first signed Agreement.

6.14 Notices. Any and all notices or other communications required or permitted to be even pursuant to this Agreement shall be in writing and shall be considered as properly given if mailed by certified, return receipt requested mail, postage prepaid and addressed as follows: To:

THEINTERNETCORP.NET, INC.
3700 Susan St., Ste. 200
Santa Ana, CA 92704

BEAR AEROSPACE, INC.
23401 Park Sorrento, No. 18
Calabasas, California 91302

Either party hereby reserves the right to designate in writing to the other party a change of address or other place that said notices shall be sent to.

6.15 No Waiver. The failure or delay of either party in the enforcement of the rights detailed herein shall not constitute a waiver of said rights nor shall it be considered as a basis for estoppel either at equity or at law. Such party may exercise its rights herein despite said delay or failure to enforce said rights at the time the cause of action or right or obligation arose.

6.16 Parties Bound Clause. This Agreement shall be binding upon and inure to the benefit to the parties hereto, their respective heirs, executors, administrators, legal representatives, successors and assigns. The parties hereto expressly agree that in the event a party hereto seeks to or does transfer any and all, or part of its assets to a separate entity, not a party to this agreement, said entity shall be liable under this Agreement as if said transfer had not occurred.

6.17 Severability. If any provisions of this agreement shall for any reason be held violative of any applicable law, governmental rule or regulation, or if said Agreement is held to be unenforceable or unconscionable then the invalidity of such specific provision herein shall not be held to invalidate the remaining provisions of this Agreement. Such other provisions and the entirety of this Agreement shall remain in full force and effect unless the removal of said invalid provision destroys the legitimate purposes of this Agreement in which event this Agreement shall be null and void.

6.18 State Law and Venue Determination. This Agreement shall be subject to and governed under the laws of the State of California. Any and all obligations are performable and payable in Orange, California. The parties hereto agree that venue for purposes of any and all lawsuits, cause of actions, arbitrations or other disputes shall be in Orange, California.

6.19 Status of Agreement and Prior Understandings. This Agreement and the exhibits attached hereto and incorporated herein, if any, contains the entire Agreement of the Parties and there are no representations, inducements, promises, agreements, arrangements or undertakings, oral or written between the Parties hereto other than those set forth and duly executed in writing. No agreement of any kind shall be binding upon either Party unless and until the same has been made in writing and duly executed by both Parties.

6.20 Time. Time is of the essence in this Agreement and, accordingly, all time limits shall be strictly construed and strictly enforced. Failure of one party to this Agreement to meet a deadline imposed hereunder shall be considered a material and significant breach of this Agreement and shall entitle the non breaching party to any and all rights of default as stated hereinabove.

6.21 Acceptance. This Agreement shall not be binding until it is executed by both parties to this agreement.

6.22 Date of Effectiveness. This Agreement shall become effective upon the execution of the same by all of the parties hereto and all obligations contained herein shall be conclusive and binding upon all of the parties hereto. Accordingly, this Agreement shall no longer be considered executory as of the date that all parties have affixed their signatures hereto.

6.23 Signatory Clause. This Agreement is signed, accepted and agreed to by all parties hereto by and through the parties or their agents or authorized representatives. All parties hereto hereby acknowledge that they have read and understand this Agreement and the attachments and/or exhibits hereto. All parties further acknowledge that they have executed this legal document voluntarily and of their own free will.

6.24 Public Disclosure. From and after the date hereof through the Closing Date, Bear shall not issue a press release or any other public announcement with respect to the transactions contemplated hereby without the prior consent of TICN, which consent shall not be unreasonably withheld or delayed. It is understood by Bear that TICN is required under the Exchange Act to make prompt disclosure of any material transaction.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

THEINTERNETCORP.NET, INC.

By:  Karen Bohringer
--------------------------
Karen Bohringer, President

BEAR AEROSPACE, INC.

By:  Skip James Holm
     ---------------------------------------
     Skip James Holm, Director and President


EXHIBIT 3.0
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
THEINTERNETCORP.NET, INC.

FILED # C 10517-99
April 06, 2001
IN THE OFFICE OF
DEAN HELLER,
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
TO ARTICLES OF INCORPORATION
OF THEINTERNETCORP.NET, INC.

     Pursuant to the applicable provisions of the Nevada Revised Statutes
78.385 and Nevada Revised Statutes 78.390, the undersigned Corporation adopts the following Amendment to Articles of Incorporation by stating the following:

     FIRST:     The present name of the Corporation is THEINTERNETCORP.NET,
INC. (the "Corporation").
     SECOND:     The following amendment to its Articles of Incorporation was adopted by majority vote of shareholders of the Corporation on March 30, 2001 in the manner prescribed by Nevada law.
     1.     Article "Fourth: Capital Stock" is amended as follows:
Fourth:      Capital Stock

1.  Classes and Number of Shares.   The Corporation is authorized to issue two
classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares, all of which have a par value of $.001 per share. One Hundred Ninety Million (190,000,000) shares, with a par value of $.001 per share, shall be Common Stock and Ten Million (10,000,000) shares, with a par value of $.001 per share, shall be Preferred Stock.

THREE: The foregoing amendment and restatement has been approved by the Board of Directors of the Corporation.
FOUR: The foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance the Nevada Revised Statutes. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 13,060,000 shares of Common Stock. The number of shares voting in favor of the foregoing amendment was 13,060,000, and the number of shares voting against was -0-. We further declare under penalty of perjury under the laws of the State of Nevada that we have read the foregoing Amendment to the Articles of Incorporation and know the contents thereof and that the same are true of our own knowledge.

Dated:  March 30, 2001

                                   By:    Karen Bohringer
                                   --------------------------
                                   KAREN BOHRINGER, President

                                   By: Vincent van den Brink
                                   --------------------------------
                                   VINCENT VAN DEN BRINK, Secretary

EXHIBIT 3.1
FILED #C 10517-99
May 22, 2001
In the office of
Dean Heller, Secretary of State

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
THEINTERNETCORP.NET, INC.

     Pursuant to the applicable provisions of the Nevada Revised Statutes
78.385 and Nevada Revised Statutes 78.390, the undersigned Corporation adopts the following Amendment to Articles of Incorporation by stating the following:
     FIRST:     The present name of the Corporation is: THEINTERNETCORP.NET,
INC. (the "Corporation").
     SECOND:     The following amendment to its Articles of Incorporation was adopted by majority vote of shareholders of the Corporation on March 30, 2001 in the manner prescribed by Nevada law.

1. Article "First: Name" is amended as follows:

The name of the Corporation is: BEAR AEROSPACE, INC.

THREE: The foregoing amendment and restatement has been approved by the Board of Directors of the Corporation.

FOUR: The foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance the Nevada Revised Statutes. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 13,160,000 shares of Common Stock. The number of shares voting in favor of the foregoing amendment was 13,160,000, and the number of shares voting against was -0-.

We further declare under penalty of perjury under the laws of the State of Nevada that we have read the foregoing Amendment to the Articles of Incorporation and know the contents thereof and that the same are true of our own knowledge.

Dated:  May 8, 2001

                                   Skip James Holm
                                   --------------------------
                                   SKIP JAMES HOLM, President

                                   David Fawcett
                                   --------------------------
                                   DAVID FAWCETT, Secretary



EXHIBIT 3.2
                ARTICLES OF INCORPORATION OF BEAR AEROSPACE, INC.

RECEIVED
OCT 21, 1998
SEC. OF STATE


                ARTICLES OF INCORPORATION - NORTH DAKOTA BUSINESS
                            OR FARMING CORPORATION
                        North Dakota Secretary of State

File No. 14021100

    We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation organized under North Dakota Business Corporation Act, adopt the following Articles of Incorporation for such
Corporation:

ARTICLE 1: The name of said Corporation shall be:
                    BEARCRAFT AERO SYSTEMS, INC.

ARTICLE 2: The period of its duration is perpetual.

ARTICLE 3: The purpose for which the Corporation is organized are general business purposes, OR: to engage in any and all lawful business activity.

ARTICLE 4:

A. Aggregate number of shares the corporation has authority to issue One Thousand Five Hundred (1,500) shares.

B.  Par value per share authorized by corporation $0.00

If shares are divided into classes, they are identified as follows:

           CLASS          NO. OF SHARES          PAR VALUE PER SHARE
           -----          -------------          -------------------
COMMON                         1,500                     $0.00

ARTICLE 5:

A.  Name of Registered Agent

    Corporation Service Company

B.  Social Security or Federal ID# of Registered Agent

    51-0009810

C.  Address of Registered Office

    316 N. 5th Street
    Bismarck, ND 58502

D.  Address of Executive Office (if different than "C")

E. These articles of incorporation are accompanied by a signed consent of the registered agent with a filing fee of $10.

Article 6:

A.  The name and address of each incorporator:

NAME             ADDRESS             CITY     STATE ZIP

Wendy Snow   1013 Centre Road, Wilmington, DE  19805

B. Signatures

I, the above named incorporator, have read the foregoing Article of Incorporation, know the contents, and believe the statements made therein to be true.

Dated: OCTOBER 26, 1998

 Wendy Snow
------------
 Wendy Snow

             ACTION OF SOLE INCORPORATOR BEARCRAFT AERO SYSTEMS, INC.

      The undersigned, without a meeting, being the sole incorporator of the Corporation, does hereby elect the persons listed below to serve as directors of the corporation until the first annual meeting of shareholders and until their successors are elected and qualify:

SKIP HOLM
DAVID FAWCETT

                               Wendy Snow
                               ------------------------
                               Wendy Snow, Incorporator

Dated: October 27, 1998



EXHIBIT 3.2
ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF BEAR AEROSPACE, INC.

BUSINESS/FARM/PROFESSIONAL CORPORATION
ARTICLES OF AMENDMENT
SECRETARY OF STATE

1. The name of the corporation as reflected in the Articles of Incorporation on file with the Secretary of State.

                           BEARCRAFT AEROSYSTEMS, INC.

2. Federal ID#      45-0452368
3. Telephone # 818-225-0077
4. Complete mailing address of the principal place of business (Street/RR, PO Box, City, State, Zip+4)
                 23401 PARK SORRENTO, STE 18, CALABASAS, CA 91302
5. Toll-Free Telephone #

6. The following amendment has been adopted pursuant to the provisions of the North Dakota Business Corporation Act, North Dakota Century Code, Chapter 10-19.1:

     Name Change to:
          BEAR AEROSPACE, INC.

7. The amendment shall be effective:
     X When filed with the Secretary of State
     _ Later on _____________________
               (month, day, year)

8. The amendment was adopted on May 25, 2000 by one of the following methods (check the appropriate method)
     ___By the shareholders
     ___By the incorporators where no shares have been issued
     _X_By the board where no shares have been issued.

9. Does the amendment provide for, but not establish, the manner for effecting an exchange, reclassification, or cancellation of issued shares?
     ___Yes.  The shares are affected as follows:_____________
     OR
     X  No.   The shares are unaffected by the amendment.

10. "The undersigned, a person authorized by the corporation to sign this amendment, has read the foregoing Articles of Amendment, knows the contents thereof, and believes the statements made thereon to be true."

                                    Skip Holm

11.  Name of person to contact about this amendment    E-Mail Address
Daytime Telephone #
     Skip Holm, President                                Skipholm@aol
818-225-0077



EXHIBIT 3.3
BYLAWS
OF
BEAR AEROSPACE, INC.
(a North Dakota corporation)

ARTICLE I

SHAREHOLDERS

               1.   Certificates Representing Shares.   A certificate
representing shares of the corporation shall contain on its face the statements required by Section 10-19.1-66, North Dakota Century Code, and by any other applicable provision of law, and must be signed by the President or a Vice-President, and by the Secretary, or by an Assistant Secretary. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of the corporation, the certificate may be issued by the corporation, even if the person ceases having that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of the certificate's issue.

              2. Fractions of a Share. Subject to any limitations prescribed by Section 10-19.1-68,
North Dakota Century Code, the corporation may issue fractions of a share originally or upon transfer. A certificated or uncertificated fractional share, if issued, entitles the holder to exercise voting rights or receive distributions. Fractions of a share may he represented by a certificate. If the corporation does not issue fractions of a share, it shall comply with the alternative requirements of Section 10-19.1-68, North Dakota Century Code, as applicable.

             3.   Share Transfers.   Upon compliance with any provisions
restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any resolution or written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with an officer of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that

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whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact. if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

              4. Certification of Beneficial Owner. A resolution approved by the affirmative vote of a majority of the directors present may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, are deemed the shareholders for the purposes specified in the writing.

              5. Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom Chapter 10-19.1, North Dakota Century Code, confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6. Shareholder Meetings

                -Time, Place. The annual meeting shall be held on the date and at the time and place fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the formation of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time and place fixed by the directors or the President or by an officer instructed by the directors or the President to call the meeting, except that a special meeting called by or at the demand of a shareholder or shareholders pursuant to subdivision 2 of Section 10-19.1-72, North Dakota Century Code, shall be held in the county in which the corporation's principal executive office, as defined by Section 10-19.1-01, North Dakota Century Code, is located.

               Call. Except as otherwise required by Section 10-19.1-71,North Dakota Century Code, no call shall be required for annual meetings for which a time and place have been fixed. Special meetings may be called for any purpose or purposes at any time, by the President or two or more directors or any officer instructed by the directors or the President, except as otherwise required by Section 10-19.1-72, North Dakota Century Code.



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              - Notice or Waiver of Notice. Notice, as defined by Section
10-19.1-01, North Dakota Century Code, of all meetings shall be given by, or at the direction of, the person calling the meeting, except where the meeting is an adjourned meeting and the date, time, and place of the meeting were announced at the time of adjournment of the meeting, unless otherwise provided by Section 10-19.1-73, North Dakota Century Code. Except as may otherwise be required by any provision of law, the notice shall be given at least ten days, and not more than fifty days, before the date of the meeting. The notice shall contain the date, time, and place of the meeting, and any other information required by Chapter 10-19.1, North Dakota Century Code. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting. A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder is effective whether given before, at, or after the meeting, and whether given in writing, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

              - Determination of Shareholders Entitled to Notice and Vote. The directors may fix or authorize an officer to fix a date not more than fifty days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting.

               - Voting List. After fixing a record date for notice of and voting at a meeting, a corporation shall prepare an alphabetical list of the names of its shareholders entitled to notice and to vote. The list must show the address and number of shares each shareholder is entitled to vote at the meeting. The list of shareholders must be available for inspection by a shareholder with voting rights for the purpose of communication with other shareholders concerning the meeting, beginning two business days after the meeting notice is given and continuing through the meeting, at the principal executive office of the corporation or at a reasonable place identified in the meeting notice in the city where the meeting will be held. The list must also be available at the meeting.

               - Conduct of Meeting. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

               - Proxy Representation. An appointment of a proxy, or a revocation thereof, is governed by the provisions of Section 10-19.1-76.2, North Dakota Century Code.


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              - Quorum. The holders of a majority of the voting power of the shares entitled to vote at the meeting are a quorum for the transaction of business. If a quorum is not present, a meeting mav be adjourned from time to time for that reason. If a quorum has been present at a meeting and shareholders have withdrawn from the meeting so that less than a quorum remains,

             - Voting. Except where Chapter 10-19.1, North Dakota Century Code, requires a larger proportion or number, the shareholders shall take action by the affirmative vote of the holders of the greater of a majority of the voting power of the shares present and entitled to vote on that item of business; or a majority of the voting power of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business.

              7. Written Action. If so provided by the Articles of Incorporation, any action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting by written action signed by the shareholders who own voting power equal to the voting power that would be required to take the same action at a meeting of shareholders at which all shareholders were present, in the manner prescribed by Section 10-19.175, North Dakota Century Code.

ARTICLE II

BOARD OF DIRECTORS

              1. Functions Generally. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may fix the compensation of directors.

              2. Qualifications and Number. Each director shall be an individual. A director need not be a shareholder, a citizen of the United States, or a resident of the State of North Dakota. The initial Board of Directors shall consist of two persons, which shall be the fixed number of directors until changed. The number of directors shall never be less than one. The number of directors may be increased or, subject to the provisions of
Section 10-19.1-41, North Dakota Century Code, decreased at any time by amendment to these Bylaws or by the directors or the shareholders.

              3.   Election and Term.   The first Board of Directors shall be
elected by the incorporator and shall hold office until the first annual meeting of the shareholders, and until their successors are elected and qualified. Thereafter a director who is elected at an annual meeting of shareholders shall hold office until the next annual meeting of shareholders and until a successor is elected and qualified, and a director who is elected in the interim to fill a vacancy or a newly created directorship shall hold office until a qualified successor is elected at the next annual or special meeting of the shareholders. Vacancies on the Board of Directors resulting from the death, resignation, removal, or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Vacancies on the Board of Directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase.

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4.  Meetings

             - Time. Meetings shall be held at such time as the Board or any committee thereof, as the case may be, shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

- Place. Meetings shall be held at such place within or without the State of North
Dakota as shall be fixed by the Board.

              - Call, Notice, Waiver of Notice. Meetings may be called by a director by giving ten days' notice, as defined by Section 10-19.1-01, North Dakota Century Code, to all directors, or a shorter time period of notice as may be sufficient for the convenient assembly of the directors thereat. The notice need not state the purpose of the meeting. If the date, time, and place of a meeting have been announced at a previous meeting of the Board, no notice is required. A director may waive notice of a meeting of the Board or of any committee thereof. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate in the meeting after the objection.

              - Ouorum. A majority of the directors currently holding office is a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

              - Action. Except where Chapter 10-19.1, North Dakota Century Code, requires a larger proportion or number, the Board shall take action by the affirmative vote of a majority of directors present at a duly held meeting.

              - Chairman of the Meeting. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, and if present and acting, otherwise by any other director chosen by the Board.

              5. Removal of Directors. One or more directors mav be removed in accordance with the provisions of Section 10-19.1-41 or Section 10-19.1-41.1, North Dakota Century Code.

              6. Committees. A resolution approved by the affirmative vote of a majority of the Board may establish one or more committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Committees are subject at all times to the direction and control of the Board, except as provided by Section 10-19.1-48, North Dakota Century Code. Committee members must be individuals. A committee must consist of one or more persons, who need not be directors, and who must be appointed by the Board.
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              7. Written Action. An action which requires shareholder approval and which is required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors. If so provided by the Articles of Incorporation, any action which does not require shareholder approval and which is required or permitted to be taken at a Board meeting may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors must be notified immediately of its text and effective date.

             8. Telephone Meetings and Participation. A Board meeting may be conducted by (a) a conference among directors using any means of communication through which the directors may simultaneously hear each other during the conference; such a conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference is a quorum; participation in a meeting by this means is personal presence at the meeting; or (b) any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting; participation in a meeting by this means is personal presence at the meeting.

              9. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition must be counted as a vote in favor of or against the proposal and must be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

ARTICLE III

OFFICERS

              The officers of the corporation must be individuals who are eighteen years of age or more and shall consist of a President, a Secretary, and a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Vice-President, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors electing or appointing them shall designate. Except as the Articles of incorporation or these Bylaws may otherwise provide, the officers shall be elected from time to time by resolution of the Board, shall have such authority and shall perform such duties in the management of the corporation as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws, or as prescribed by the provisions of Section 1019.1-53, North Dakota Century Code, as the case may be. Any number of offices or functions

             Except as may otherwise be required by Chapter 10-19.1, North Dakota Century Code, or by a resolution approved by the affirmative vote of a majority of the directors, or by a resolution approved by the holders of a majority of the voting power of the shares present at a duly convened shareholders' meeting, any officer of the corporation is authorized to sign any document required by Chapter 10-19.1, North Dakota Century Code, to be filed with the Secretary of State of North Dakota.

               Unless otherwise provided in the resolution electing or appointing him, each officer shall be appointed for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor shall have been chosen and qualified.

              An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly convened meeting of the Board of Directors.

               A vacancy in an office because of death, resignation, removal, disqualification, or other cause may, be filled for the unexpired portion of the term by the Board of Directors, or in the manner determined by the Board, or pursuant to the provisions of Section 10-19.1-56, North Dakota Century Code.

ARTICLE IV

REGISTERED OFFICE AND AGENT

                 The address of the initial registered office of the corporation in the State of North
Dakota and the name of the initial registered agent of the corporation at that address are set forth in the original Articles of Incorporation.

ARTICLE V

BOOKS AND RECORDS

              The corporation shall keep at the corporation's principal executive office, or at another place or places within the United States determined by the Board, a share register not more than one year old, containing the name and address of each shareholder and the number and classes of shares held by each shareholder.

The corporation shall also keep, at the corporation's principal executive office, or at another place or places within the United States determined by the Board, a record of the dates on which certified or uncertificated shares were issued.

            The corporation shall keep at its principal executive office, or, if its principal executive office is outside of the State of North Dakota, shall make available at its registered office within ten days after receipt by an officer of the corporation of a written demand for them made by a person described in subsections 4 or 5 of Section 10-19.1-84, North Dakota Century Code, originals or copies of any of the documents enumerated in subsection 2 of the said section.

ARTICLE VI

CORPORATE SEAL

              The corporation may have a corporate seal which shall have inscribed thereon the word "seal" and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

ARTICLE VII

FISCAL YEAR

              The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VIII

CONTROL OVER BYLAWS
             The power to amend or repeal these Bylaws and to adopt new Bylaws shall be vested in the Board of Directors, subject to the requirements of
Section 10-19.1-31, North Dakota Century Code.

             I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the

Bylaws of     BEAR AEROSPACE, INC., a corporation of the State of North Dakota, as in effect on the date hereof.

Dated: Nov. 7, 2000                     Skip Holm
                              --------------------------------
                              President of Bear Aerospace, Inc.





EXHIBIT 23.1
To the Board of Directors of Bear Aerospace, Inc.:
I hereby consent to the use in this Form 8-K of our report dated June 5, 2001 relating to the financial statements of Bear Aerospace, Inc..
Kurt D. Saliger, C.P.A.
Certified Public Accountant
Las Vegas, Nevada
June 29, 2001


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